EXHIBIT 99.1



                        LIBERTY MEDIA 401(K) SAVINGS PLAN

                                FOR EMPLOYEES OF
                            LIBERTY MEDIA CORPORATION
                                       AND
                            ITS AFFILIATED EMPLOYERS

                                Effective Date of
                            Summary Plan Description:

                                  March 2, 1999

   This document constitutes a prospectus covering securities that have been registered under the Securities Act of 1933.


                            Summary Plan Description
                                     For The
                        Liberty Media 401(k) Saving Plan

Liberty Media Corporation (Liberty) has adopted this Liberty Media 401(k) Savings Plan to provide eligible employees with the opportunity to save for their retirement. The new plan will be known as the Liberty Media 401(k) Savings Plan (which will be referred to as the "Plan" in this summary). The purpose of the Plan is to provide eligible employees of Liberty and affiliates of Liberty with a convenient means of long-term savings.

This summary plan description describes the major provisions of the Plan. In this summary, "Company" means Liberty Media Corporation, TCIP, Inc., TCI Interactive, Inc., Tele-Communications International, Inc., Silver Spur Land and Cattle Co., and other entities which are controlled by these entities. Information about the Participating Employers is included on the last page of this summary.

If, after reading this summary, you have any questions about the Plan, please contact the Plan Administrator at the address on the last page of this summary for additional information. You also may review the Plan and Trust Agreement itself, which describes the Plan in greater detail, by requesting a copy of the Plan and Trust Agreement from the Plan Administrator. The actual text of the Plan and Trust will control in all matters.

1. WHEN WILL THE PLAN BE EFFECTIVE?

The Plan described in this summary plan description will become effective on March 2, 1999. As of that date, all employees eligible to participate in this Plan will cease participation in the TCI 401(k) Stock Plan, and will commence participation in this new Liberty Plan.
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2. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

Eligible employees of the Company who have completed three consecutive months of employment with a Participating Employer (or with TCI or a TCI affiliate) and who are at least 18 years old will be eligible to participate in the Plan.

However, the following individuals will NOT be eligible employees and will NOT be permitted to participate in the Plan:

- persons eligible to participate in the TCI 401(k) Stock Plan (or in any successor plan) or in any 401(k) plan maintained by AT&T Corp.

-  persons classified as independent contractors by the Company.

- employees covered by a collective bargaining agreement between employee representatives and the Company if the agreement does not expressly provide for participation in the Plan and if retirement benefits were the subject of good faith bargaining.

3. HOW DO I BECOME A PARTICIPANT?

IF YOU ALREADY ARE ENROLLED IN THE TCI 401(K) STOCK PLAN, YOU DO NOT NEED TO TAKE ANY ACTION TO ENROLL IN THIS NEW LIBERTY PLAN. YOUR ENROLLMENT ELECTIONS UNDER THE TCI 401(K) STOCK PLAN AUTOMATICALLY WILL CONVERT TO ELECTIONS UNDER THIS NEW LIBERTY PLAN. AFTER THE EFFECTIVE DATE OF THIS PLAN, YOU WILL BE ABLE TO CHANGE YOUR ELECTIONS UNDER THIS NEW LIBERTY PLAN BY CALLING VOICELINK AT 1-800-985-5678.

If you are not already participating in the TCI 401(k) Stock Plan, and you are eligible to participate in this Liberty Plan, you may become a participant by enrolling in the new Liberty Plan. Or, if you are not yet eligible to participate, once you have completed the eligibility requirements, you may become a participant by enrolling in the new Liberty Plan. By enrolling in the Plan, you agree to make contributions to the Plan by payroll deduction. You may enroll by calling VoiceLink at 1-800-985-5678.

Your participation will commence (and your contributions will begin to be deducted from your paychecks) on the first day of the first payroll period beginning after the date your enrollment election is processed by the Plan. If you decide not to participate when you first are eligible, you may elect to participate for any later payroll period, provided you meet the eligibility requirements on the subsequent date, by following the Plan enrollment procedures.

4. WHAT KIND OF CONTRIBUTIONS CAN I MAKE TO THE PLAN?

You may make after-tax contributions to the Plan (also known as participant voluntary contributions), or you may make pre-tax contributions to the Plan (also known as salary reduction contributions or 401(k) contributions).

All participant contributions to the Plan must be made by payroll deduction. Your total contributions to the Plan (including both after-tax contributions and pre-tax contributions) may not exceed 10% of your gross compensation for any payroll period.

You will elect the amount of your after-tax contributions or pre-tax contributions by calling VoiceLink. You must elect a percentage of your compensation (such as 6% of your compensation) that you want to contribute to the Plan.

                                      -2-

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You may change your after-tax contributions or your pre-tax contributions for future payroll periods by calling VoiceLink prior to the payroll period for which the change is to be effective. You may not make retroactive changes in your contributions to the Plan. Your change will be reflected in your next available paycheck.

A few special rules apply to your after-tax contributions and pre-tax contributions:

Pre-tax Contributions
By electing to make pre-tax contributions to the Plan, you elect to have your pre-tax salary reduced and that amount is contributed to the Plan. Your pre-tax contributions may not exceed $10,000 per calendar year. This amount is the 1999 limit and will be adjusted for cost-of-living increases for 2000 and subsequent years. This limit applies to all of your pre-tax contributions to any employer 401(k) plan, so that this limit will apply to your combined contribution during 1999 to the TCI 401(k) Stock Plan, if any, and to your contributions to the new Liberty Plan and any other unrelated 401(k) plans in which you may participate.

In addition, if you are a highly compensated employee as defined by the IRS ($80,000 pay in 1998), the amount of your pre-tax contributions may be limited further to comply with the Internal Revenue Code. Pre-tax contributions may only be withdrawn in certain limited circumstances. See Question 11 for more information on the withdrawal rules.

After-tax Contributions
You may elect to make after-tax contributions to the Plan. Remember, your combined pre-tax contributions and after-tax contributions may not exceed 10% of your gross compensation. After-tax contributions are subject to fewer limitations and withdrawal restrictions than pre-tax contributions. See Question 11 for more information on the withdrawal of after-tax contributions.

5. DOES THE COMPANY MATCH MY CONTRIBUTIONS?

Yes, each payroll period the Company will make matching contributions to the Plan for each participant who has made pre-tax or after-tax contributions to the Plan.

Liberty will make matching contributions equal to 100% of your contributions to the Plan, up to a maximum match of 10% of your compensation contributed in any payroll period. However, Liberty reserves the right to change the matching contribution amount at any time.

     For example, if you earn $25,000, and you elect to contribute 10% of your compensation in each payroll period, you will contribute $2,500 during the entire year. The Company will match your contribution and will contribute an additional $2,500 to the Plan on your behalf.

6. HOW ARE THE PLAN CONTRIBUTIONS INVESTED?

Under the new Liberty Plan (just like under the TCI 401(k) Stock Plan), you will be permitted to direct the investment of your own contributions to the Plan. Your Participant Contribution Account will consist of all of your own past and future contributions to the Plan (including your pre-tax contributions, your after-tax contributions, and earnings on those amounts). You may direct the investment of your Participant Contribution Account in any of the following investment alternatives:

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-  Stable Value Fund

-  Balanced Fund

-  Core Equity Fund

-  International Equity Fund

-  Growth Equity Fund

-  Small Cap Fund

-  AT&T Common Stock Fund (formerly the TCI Series A TCI Group Common
   Stock Fund)

- AT&T Class A Liberty Media Group Common Stock Fund (formerly the TCI Series A Liberty Media Group Common Stock and the TCI Series A
   Ventures Group Common Stock)

Information about the six general investment funds (including information about the investment risks for those funds) is available from the Liberty Plan Administrative Committee. Information about the AT&T Common Stock Fund and the Class A Liberty Media Group Common Stock Fund (together, these will be called the "Employer Stocks") is described in Question 24.

The Company matching contributions made on your behalf after the effective date of this Plan, and earnings on those matching contributions (your Company Matching Account) always will be invested in the Class A Liberty Media Group Common Stock Fund. More information about the Class A Liberty Media Group Common Stock is provided in Question 24.

7. WILL I RECEIVE STATEMENTS FOR MY ACCOUNTS?

You will receive, on a quarterly basis, a written statement setting forth the value of your Account. For this valuation, each Employer Stock will be valued at the closing sales price of the stock on the principal United States securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any such exchange, the last reported sale price on The NASDAQ Stock Market or comparable quotation system. Your other investments will be valued on a daily basis at the closing price of the investment funds.

8. HOW WILL I VEST IN MY BENEFITS UNDER THE PLAN?

You always will be 100% vested in your Participant Contribution Account.

Your Company Matching Account will be 100% vested if you reach normal retirement age (age 65) while employed with the Company, or if you die or become Totally Disabled while employed with the Company.

If you leave the Company prior to your normal retirement age (age 65), your Total Disability, or your death, the percentage of your Company Matching Account that is vested (non-forfeitable) will be determined by the number of years of service you have with the Company in accordance with the service with the Company, not the number of years that you are a Plan participant.

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   Years of Service                Percentage of Vesting
   Fewer than 1                            0%
   1 or more but fewer than 2             33%
   2 or more but fewer than 3             66%
   3 or more                             100%

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If you terminate employment, you will forfeit the portion your Company Matching
Account that is not vested, and the forfeited amount may be used to pay the expenses of the Plan. If any forfeitures remain after paying such expenses, those forfeitures may be used to reduce future Company matching contributions.

9. HOW IS A YEAR OF SERVICE FOR VESTING PURPOSES DETERMINED?

You will be credited with one year of service for each consecutive 12-month period during your employment term. Your employment term will begin on your hire date and end on your termination of employment date. See Question 10 for information about your reemployment with the Company after a termination of employment and the effect of a break in service.

Your service with the Company, other participating employers, and other companies deemed to be part of the same controlled group of entities as the Company (including TCI and TCI affiliates, and service with AT&T Corp. after the TCI/AT&T merger) will be combined to determine your years of service. Service completed as an employee while you are ineligible for participation in the Plan for any reason will be counted as vesting service if you later become eligible to participate in the Plan.

10. WHAT ARE THE CONSEQUENCES IF I BECOME REEMPLOYED AFTER I TERMINATE EMPLOYMENT WITH THE COMPANY?

If you return to the employment of the Company within 12 months after your termination of employment, you will be credited with service from your original hire date. If your absence was due to a layoff, your disability, or a Company-approved leave of absence, up to 12 months of that absence will be counted as service with the Company.

If you have a 12-month period in which you are not credited with any service with the Company, you will experience a break in service. A participant who has five (or more) consecutive breaks in service and then returns to employment with the Company will not be credited with additional vesting for Company matching contributions made before those breaks in service.

If you terminate employment with the Company while any portion of your Company Matching Account is forfeitable and you receive a distribution from the Plan before the close of the second plan year after your termination, you have the right to repay that distribution and have the forfeitable portion of your Company Matching Account restored. Repayment may be made only if you are reemployed by the Company and the repayment is made prior to the earlier of your experiencing five consecutive one-year breaks in service or five years from the date of your reemployment. Repayment of your pre-tax contributions or after-tax contributions is not permitted. If you return to employment with the Company but do not repay the distribution, any amount that was not vested prior to your termination of employment will not be restored to your Account.

11. ARE WITHDRAWALS AVAILABLE WHILE I REMAIN EMPLOYED?

Yes, you may request a withdrawal of your Account in the following circumstances.

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Withdrawal of Pre-tax Contributions:

While you remain employed, you may withdraw your pre-tax contributions upon attaining age 59-1/2 if you are fully vested or upon a serious financial hardship, as provided below:

(a)  Age 59-1/2 and 100% vested.

     A participant may withdraw all or any portion of his or her pre-tax contributions to the Plan, including any earnings, losses, and changes in fair market value of such contributions, upon attaining age 59-1/2, but only if the participant is 100% vested in his or her total Account balance. A withdrawal of pre-tax contributions after age 59-1/2 with 100% vesting may be made only once in each plan year.

(b)  Hardship Withdrawals.

     A participant may withdraw his or her pre-tax contributions to the Plan, excluding any earnings on those contributions, upon a serious financial hardship. Serious financial hardship means an immediate and heavy financial need of the participant. A hardship distribution cannot exceed the amount required to meet the immediate financial need and cannot be reasonably available to the participant from other resources, including insurance reimbursement, reasonable asset liquidation, cessation of participant contributions to this Plan, or borrowing from commercial sources on reasonable terms.

     Only the following events constitute serious financial hardship: (I) payment of medical expenses of the participant or his or her dependents;
     (II) the purchase of the participant's principal residence; (III) payment to prevent the eviction of the participant from his or her principal residence or prevent the foreclosure on the mortgage on that residence (excluding normal mortgage payments); (IV) payment of post-secondary tuition and related expenses (including room and board expenses) for the next 12 months for the participant or his or her dependents; or (V) the occurrence of any other event deemed by the Secretary of the Treasury to create an immediate and heavy financial need under applicable federal regulations.

     If the Plan Administrative Committee determines in accordance with a uniform and non-discriminatory policy that serious financial hardship exists, it may direct the Trustee to distribute the amount requested to the participant. A participant who makes a hardship withdrawal may not contribute to the Plan until the first payroll period commencing 12 months after the withdrawal, and any expenses attributable to the hardship withdrawal may be charged to the account of the participant requesting the withdrawal. In addition, there are limitations on the maximum salary reduction amounts that may be made in the year following the year of the hardship withdrawal. Finally, a participant is only permitted to take four hardship withdrawals during any Plan year.

     The only amounts available for hardship withdrawals will be the pre-tax contributions in your account. (Earnings on those amounts may not be withdrawn because of hardship.) Your Company Matching Account is not available for hardship withdrawals.

Withdrawal of Participant After-tax Contributions:
While you remain employed, you may withdraw your after-tax contributions for any reason.

A participant who has not attained age 59-1/2 and who withdraws any portion of his or her after-tax contributions may not contribute to the Plan until the first payroll period commencing six months after the withdrawal date. Any expenses attributable to any withdrawal may be charged to the account of the participant requesting the withdrawal.

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Withdrawal of Vested Company Contributions:
Your Company Matching Account generally is distributable only when you reach your normal retirement age, become Totally Disabled, die, or otherwise terminate your employment with the Company in accordance with the terms of the Plan. However, if you have attained age 59-1/2 and are 100% vested in your total account balance, you may withdraw any portion of your Company Matching Account even though you do not terminate employment. Such a withdrawal may be made only once in each Plan year.

Penalty Tax on Early Withdrawals:
A 10% federal penalty tax may be imposed on early withdrawals from the Plan. The tax is 10% of the taxable amount of the distribution. Exceptions to this rule apply to distributions made on account of the following:

     (i)    Death of the participant;

     (ii)   Disability of the participant;

     (iii) The participant's attainment of age 55 and separation from service with the Company;

     (iv)   Payment of certain medical expenses;

     (v) Payment to an alternate payee under a qualified domestic relations order;

     (vi)   The participant's attainment of age 59-1/2.

The penalty tax is due on any portion of the distribution that is includible in the participant's gross income. Participant after-tax contributions already have been taxed and thus already have been included in gross income. However, if you withdraw after-tax contributions, a portion of the withdrawal is deemed to come from investment earnings, so you will pay taxes--including the 10% penalty--on the earnings amount.

If you terminate employment with the Company prior to retirement, disability, or death, you may be eligible to roll over your Company Matching Account, or your pre-tax Account, to an IRA or other qualified retirement plan without currently paying either the 10% penalty tax or income tax. Any other distribution generally will be taxed. You should contact your tax advisor concerning the tax consequences of receiving distributions or withdrawals from the Plan, and the tax consequences of a rollover to an IRA (including the possible loss of long term capital gains treatment on stock received from the Plan and rolled over to an IRA).

12.  WHEN AND HOW ARE WITHDRAWALS PAID FROM THE PLAN?

Withdrawals are processed bi-weekly. Withdrawal requests must be made by calling VoiceLink, the Plan's toll-free telephone line at 1-800-985-5678. After-tax withdrawals do not require a form--you simply indicate the amount you want to withdraw and it will be processed. Hardship withdrawals require a form and paperwork documenting the need for the withdrawal. Call VoiceLink to obtain a form. Complete the form, sign it where indicated and return to the address on the form. You will receive your check about three weeks after your withdrawal request is approved by the Committee.

All withdrawals will be paid in cash unless the withdrawal amounts are invested in Employer Stocks and you specify you want the Employer Stocks paid in-kind (in shares of stock). Processing stock certificates adds about two extra weeks to the time required to receive your withdrawal (but receipt of stock instead of cash can have significant tax benefits).

13.  WHEN AND HOW ARE DISTRIBUTIONS PAID FROM THE PLAN?

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Distributions are processed monthly. Requests for a distribution form must be made by calling VoiceLink at 1-800-985-5678. Your vested Account under the Plan will be retained and kept invested in the Trust Fund until you retire, become Totally Disabled, die, or otherwise separate service with the Company. Your distribution will be made as follows:

(a)  Vested Account Does Not Exceed $5,000:

  - You may elect a direct rollover distribution of your vested Account (to an IRA or another qualified plan). If you do not elect a direct rollover in accordance with the Committee's procedures, you will receive a lump sum distribution of cash, less any required withholding.

  - Alternatively, you may elect to receive shares of the Employer Stocks for that portion of your vested Account which was invested in Employer Stocks immediately prior to the distribution. In this case, you will receive whole shares of each of the Employer Stocks which are held in your Account as of your distribution date, with cash distributed in lieu of fractional shares. Because stock certificates must be prepared for distributions in the Employer Stocks, the distribution of the Employer Stocks will occur about two weeks after the cash distribution of the remainder of your vested Account.

(b) Vested Account Exceeds $5,000:

  -  You must consent to the distribution of your Account.

  - Upon your consent, your vested Account will be distributed in one lump sum cash distribution, less any required withholding, within a reasonable period of time after your consent to the distribution is received by the Plan.

  - Or, you may elect to have your vested Account distributed in a direct rollover distribution to an IRA or qualified plan of your choice. In this case, the direct rollover distribution will take place within a reasonable period of time after your consent to the direct rollover distribution is received by the Plan.

  - Alternatively, you may elect to receive shares of the Employer Stocks for that portion of your vested Account which was invested in Employer Stocks as of the date of your distribution. In this case, you will receive whole shares of each of the Employer Stocks which were held in your Account as of your distribution date (or your direct rollover date), with cash distributed in lieu of fractional shares. Because stock certificates must be prepared for distributions in the Employer Stocks, the distribution or rollover of the Employer Stocks will occur about two weeks after the cash distribution or rollover of the remainder of your vested Account.

(c)  Distributions Upon Your Death:

  - If you die while a participant, your interest under the Plan will be distributed to your beneficiary in the same manner as a retirement distribution under the Plan would have been made to you.

(d)  Distributions After You Attain Age 70-1/2:

  - You must withdraw your entire vested Account no later than April 1 of the calendar year following the later of: (I) the calendar year in which you attain age 70-1/2, or (II) the calendar year in which you retire. This withdrawal will be made in one lump sum distribution of cash, unless you elect a distribution of the Employer Stocks for the portion of your vested Account that is held in the Employer Stocks.

14. WHAT IS TOTAL DISABILITY?

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Total Disability means a disability that permanently renders a participant unable to perform satisfactorily the usual duties of his or her employment with the Company, as determined by a physician selected by or approved by the Plan Administrative Committee, and that results in his or her termination of employment with the Company. If you terminate your employment because of your Total Disability, you will be 100% vested in your Account in the Plan.

15. HOW DO I DESIGNATE A BENEFICIARY?

IF YOU WERE A PARTICIPANT IN THE TCI 401(K) STOCK PLAN ON FEBRUARY 16, 1999, YOUR BENEFICIARY DESIGNATIONS MADE FOR THE TCI 401(K) STOCK PLAN AUTOMATICALLY WILL APPLY TO YOUR ACCOUNT UNDER THIS NEW LIBERTY PLAN, UNLESS YOU ELECT A NEW BENEFICIARY DESIGNATION UNDER THIS NEW LIBERTY PLAN.

To designate a beneficiary, you must file a beneficiary designation form with the Plan Administrative Committee. If you are married and you wish to designate a beneficiary other than your spouse, your spouse must sign a special consent in order for benefits to be paid to a nonspouse beneficiary. The beneficiary form is available from the 401(k) Stock Plan Department or from VoiceLink.

It is important to keep a current beneficiary designation form on file at all times so that this important asset will be handled according to your wishes. The form may be changed at any time, but if you change nonspouse beneficiaries, you will again need to obtain consent of your spouse. If you fail to designate a beneficiary or if beneficiaries you have designated die before you do and your spouse has pre-deceased you, your interest in the Plan will be paid to the personal representative of your estate.

16. MAY I ASSIGN OR PLEDGE MY INTEREST IN THE PLAN?

You cannot assign, pledge, or encumber any of the benefits that you may expect to receive under the Plan, nor can any portion of your Account in the Plan be made subject to the claim of any creditor, except for payment to an alternate payee under a qualified domestic relations order.

17. WHAT IS THE EXPECTED DURATION OF THE PLAN?

The Company expects to continue the Plan indefinitely. However, to protect the Company against unforeseen conditions, the Company reserves the right to reduce contributions or to amend or terminate the Plan in whole or in part at any time. If the Plan is terminated, the balance of your account attributable to Company contributions will become 100% vested (nonforfeitable).

18. WHAT ARE THE TAX ADVANTAGES TO ME AS A PARTICIPANT IN THE PLAN?

The Plan is qualified under Section 401(a) of the Internal Revenue Code and offers substantial tax advantages to you as a participant. Even though your share in the Company's contributions may be partially or fully vested, you pay no income tax on those Company contributions until your Account is distributed to you. In addition, your own pre-tax contributions will not be subject to income tax until those amounts are distributed to you, although FICA and FUTA taxes will apply to your pre-tax contributions when those amounts are contributed to the Plan. Income and profits on investments in the Trust Fund usually are tax exempt to the Trust Fund. Thus, the Plan provides tax deferment to the participant on pre-tax contributions, the Company's contributions, and on the income and profits earned by the contributions of both the Company and participants.

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The taxation of any distribution or withdrawal from the Plan will depend on the type of contribution which is distributed from the Plan, and whether you receive that distribution in cash or in the form of Employer Stock. Generally, after-tax contributions will not be taxed upon distribution from the Plan (because those contributions already have been subject to taxation), but earnings on those after-tax contributions will be taxable. Pre-tax contributions, Company matching contributions, and earnings on those contributions will be subject to tax upon your receipt of those distributions in cash, unless you rollover those distributions to an IRA or another employer plan. If a portion of your distribution is made in the form of Employer Stock, you may be eligible for deferral of the net unrealized appreciation on that Employer Stock and for capital gains treatment on your subsequent disposition of that Employer Stock. However, a rollover of Employer Stock to an IRA may eliminate your eligibility for capital gains treatment on a later distribution from the IRA. You should consult with your tax advisor to determine the tax consequences of any distribution from the Plan, and whether a distribution should be rolled over to an IRA.

19. WHAT ARE THE TAX EFFECTS OF THE PLAN ON THE COMPANY?

The Company receives a deduction on its income tax return for the year for contributions made for that year.

20. WHAT REMEDY DO I HAVE IF MY BENEFITS UNDER THE PLAN ARE DENIED?

A claim for benefits may be filed with the Plan Administrative Committee by you, by your duly authorized representative, or by your beneficiary. The Plan Administrative Committee will review your claim and will notify you whether such claim has been granted or denied within 90 days after its receipt of the claim unless special circumstances require an extension of time for processing the claim. If an extension is required, you will be notified in writing before expiration of the initial 90-day period. If your claim is denied, you will receive a written notice explaining the denial in detail. You or your duly authorized representative may file with the Plan Administrative Committee a written request for review of the claim within 60 days after you are notified of the denial. When you file a request for review, the Company will appoint a claims reviewer who will make and explain his/her decision on the claim to you within 60 days of receipt of your request unless special circumstances requires an extension of time for processing. In this case, a decision will be made not later than 120 days after receipt of your request. If an extension is necessary, you will receive written notice of the extension prior to the expiration of the 60-day period after the first denial.

21.  WHAT OTHER RIGHTS DO I HAVE UNDER THE LAW?

The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA provides that all Plan participants shall be entitled to:

(a) Examine, without charge, at the Plan Administrator's office and at other specified locations, all Plan and Trust Fund documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan and Trust Fund descriptions.

(b) Obtain copies of all Plan and Trust Fund documents and other Plan information upon written request to the Plan Administrator. The Administrator may charge you a reasonable amount for the copies.

(c) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary report.

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(d)  Obtain a statement telling you whether you have a right to receive a benefit at normal retirement age (age 65) and if so, what your benefits would be at normal retirement age if you stop working under the Plan now. If you do not have a right to a benefit, the statement must be requested in writing and is not required to be given more than once a year. The Plan Administrative Committee must provide the statement free of charge.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrative Committee review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrative Committee and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

22.  HOW IS THE PLAN ADMINISTERED?

The Plan is administered by a Plan Administrative Committee and a Plan Administrator. The Plan Administrative Committee will assume the major responsibilities for the day-to-day operation and the interpretation of the Plan and trust document, including all questions relating to eligibility, vesting, and distribution. Any information concerning policy questions regarding the Plan should be requested from the Plan Administrative Committee. The Plan Administrator will be responsible for the reporting and disclosure requirements of federal and state law. The assets of the Plan will be held by the Trustee.

23.  WHAT OTHER PROVISIONS ARE IMPORTANT TO ME?

(a) The Plan Administrative Committee must be able to locate you or your beneficiary when your interest under the Plan becomes distributable. When you terminate employment, it is important to keep the Plan Administrative Committee informed of your current address.

(b) Participation in the Plan does not confer upon you any right of continued employment.

(c) Benefits under the Plan are not insured by the Pension Benefit Guaranty Corporation because the Plan is an individual account plan not covered by the statutory insurance provisions.

24.   WHAT SPECIAL PROVISIONS ARE APPLICABLE TO THE EMPLOYER STOCKS?

You may direct the investment of all or any portion of your Participant Contribution Account into Employer Stock funds. As described earlier, Employer Stock funds include the AT&T Common Stock Fund and Class A Liberty Media Group Common Stock Fund.

Remember, your Company Matching contributions made after the effective date of this new Liberty Plan will be invested solely in Class A Liberty Media Group Common Stock.

The Trustee may purchase Employer Stocks on the open market. The price per share in either case will be the prevailing market price. Brokerage house commissions, if any, on the purchase of the Employer Stocks will be considered as part of the cost of purchase of the Employer Stocks.

ADDITIONAL INFORMATION ABOUT EMPLOYER STOCK IS AVAILABLE:
Registration statements or Forms S-8 to register shares of the Employer Stocks that may be purchased under the Plan (the "Registration Statement") have been or will be filed. Liberty will provide, without charge, to each participant, upon the participant's written or oral request, a copy of the following:

     (a) Any documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act.

     (b)(i) Any information that has been incorporated by reference pursuant to Item 3 of Part II of the Registration Statement (not including exhibits to the information unless such exhibits are specifically incorporated by reference therein), consisting of the following:

           (A) The latest annual report filed with the Commission pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

           (B) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the applicable document referred to in (A) above.

           (C) The description of the Employer Stocks contained in a Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      (ii) All other documents which have been filed with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the Registration Statement.

The foregoing also are incorporated by reference in the Section 10(a) Prospectus under the Registration Statement, of which this document is a part.

Such requests, as well as any requests for additional information about the Plan and its administrators, should be directed to the Plan Administrative Committee of the Plan. If you have any questions about the Plan, you should contact the Plan Administrator or Plan Manager at the addresses on the last page of this summary. If you have any questions about this summary or about your rights under ERISA, you should contact the nearest area office of the U.S. Labor-Management Services Administration, Department of Labor.

ARE THERE RESTRICTIONS ON THE EMPLOYER STOCK DISTRIBUTED TO ME?
All participants, except "affiliates" of AT&T Corp., may freely trade the Employer Stocks distributed from the Plan. An affiliate is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, AT&T Corp. "Control" as used above means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of AT&T Corp., whether through the ownership of voting securities, by contract, or otherwise. If you are an affiliate of AT&T Corp., you may resell your shares only in compliance with Rule 144 of the Securities Act of 1933 or upon the filing by AT&T Corp. of a reoffer prospectus with the Securities and Exchange Commission. AT&T Corp. has not yet filed a reoffer prospectus, but may elect to do so in the future.

Notice About Your Right to Direct the Investment of Your Account
As a participant or beneficiary in the Plan, you have the right under the Plan to direct the investment of your Participant Contribution Account. The Plan is intended to constitute a "participant-directed" plan described in Section 404(c) of ERISA, and the regulations thereunder and the fiduciaries of the Plans (e.g., the Trustees) may be relieved of liability for any losses which are the direct and necessary result of investment decisions made by you with respect to your Participant Contribution Account.

The investment alternatives available are described in materials available from the Committee. You may change your investment instructions at any time by following the procedures described in those materials. Any transaction fees and expenses incurred in connection with the purchase or sale of each investment alternative will be directly assessed against your Account. Such transaction fees and expenses may include commissions, sales loads, deferred sales charges, and redemption or exchange fees.

The Committee reserves the right to amend or modify the procedures regarding participant directed investments at any time. Notice of amendments or modifications will be provided to participants or beneficiaries on or before their effective dates.

For more information about your investment rights under the Plan, contact the Committee.

EMPLOYERS WITH ELIGIBLE EMPLOYEES COVERED BY THE PLAN:
Participating Employers in this Plan include Liberty Media Corporation, TCIP, Inc., TCI Interactive, Inc., Tele-Communications International, Inc., Silver Spur Land and Cattle Co., and Affiliated Companies of these entities. Affiliated Companies are those companies, including wholly owned companies of the participating employers and all of their wholly owned companies, which are under the control of the participating employers, as determined under the Plan. A list of the employers participating in the Plan may be obtained by participants and beneficiaries upon written request to Plan Administrative Committee.

                IMPORTANT NAMES, ADDRESSES AND OTHER INFORMATION


Plan Administrator:      Liberty Media Corporation
                         8101 East Prentice Ave.
                         Englewood, Colorado  80111
                         (303) 721-5400

Plan Administrative
Committee:               Robert R. Bennett
                         Gary S. Howard
                         Liberty Media Corporation
                         8101 East Prentice
                         Suite 500
                         Englewood, Colorado  80111
                         (303) 721-5400

Trustee:                 US Bank, N.A.
                         17th & Champa Streets
                         Denver, Colorado  80202

Agent for Legal
Process:                 Charles Y. Tanabe
(The Trustee and         Liberty Media Corporation
Plan Administrator       8101 East Prentice
also may be served)      Englewood, Colorado  80111

Sponsoring Employer:     Liberty Media Corporation

Sponsor's Federal
Tax ID Number:           84-1288730

Federal Plan ID Number:  001

Plan Fiscal Year:        From January 1 to December 31

Request for information
regarding Plan:          Plan Administrative Committee
                         Liberty Media Corporation
                         401(k) Stock Plan Department
                         8101 East Prentice, Suite 500
                         Englewood, Colorado  80111
                         (303) 267-5500

                   LIBERTY MEDIA 401(K) SAVINGS PLAN







                        EFFECTIVE MARCH 2, 1999

                                    I N D E X
                                   -----------

                                                                  Page
                                                                  ----


ARTICLE I............................NAME AND PURPOSE OF PLAN AND TRUST       5


ARTICLE II..................................................DEFINITIONS       1


ARTICLE III...............................................PARTICIPATION      10


ARTICLE IV................................................CONTRIBUTIONS      12


ARTICLE V...........DETERMINATION AND VESTING OF PARTICIPANTS' ACCOUNTS      19


ARTICLE VI..................RETIREMENT DATE--DESIGNATION OF BENEFICIARY      25


ARTICLE VII................................DISTRIBUTION FROM TRUST FUND      27


ARTICLE VIII...........ANNUAL ADDITIONS LIMITATIONS AND TOP HEAVY RULES      38


ARTICLE IX........................................FIDUCIARY OBLIGATIONS      47


ARTICLE X.........................PLAN ADMINISTRATOR AND PLAN COMMITTEE      51


ARTICLE XI.............................POWERS AND DUTIES OF THE TRUSTEE      57


ARTICLE XII...CONTINUANCE, TERMINATION, AND AMENDMENT OF PLAN AND TRUST      62


ARTICLE XIII..............................................MISCELLANEOUS      64

                                    ARTICLE I

                       NAME AND PURPOSE OF PLAN AND TRUST
                      ------------------------------------


     The Company, by execution of this document, adopts the qualified plan known as the Liberty Media 401(k) Savings Plan, which is created as a spin-off from the TCI 401(k) Stock Plan. The Plan and Trust Fund are created for the exclusive benefit of Employee-Participants and their Beneficiaries. The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code, and the Trust created under the Plan is intended to be exempt under Section 501(a) of the Code. The portion of the Plan which is invested in Qualifying Employer Securities will be treated as a stock bonus plan, and the portion of the Plan which is not invested in Qualifying Employer Securities will be treated as a profit-sharing plan.

                                   ARTICLE II


                                  DEFINITIONS
                                  -----------


     When used herein, the following words shall have the following meanings, unless the context clearly indicates otherwise:


2.1. "Account," unless otherwise indicated, means a Participant's entire interest in the Trust Fund created by any Employer contributions and Participant contributions, and the income, expenses, gains, and losses attributable to contributions.


2.2. "Associated Company" means any corporation or entity which is deemed to be a member of the group of corporations or trades or businesses under common control with the Company, as determined under Code Sections 414(b) and 414(c) and the regulations thereunder, and which adopts this Plan and Trust with the consent of the Company; provided, however, that no such corporation or entity shall be an Associated Company if such corporation or entity is less than a "majority-owned subsidiary" of the Company (as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) and the adoption by such corporation or entity of the Plan and Trust would cause the same to be ineligible to rely upon the exemption provided by the first clause of
Section 3(c)(11) of the Investment Company Act. Any such company which subsequently is no longer a member of the controlled group shall be deemed to have terminated its participation in this Plan and Trust immediately upon such failure to be a member of the controlled group.


2.3. "Beneficiary" means the person who, under this Plan, becomes entitled to receive a Participant's Account upon the Participant's death.


2.4. "Board" means the board of directors of the Company.


2.5. "Break in Service" means a Period of Severance of at least twelve consecutive months. For purposes of determining whether an Employee has experienced a Break in Service, the twelve-consecutive-month period beginning on the first anniversary of the first date of a maternity or paternity absence shall not constitute a Break in Service. Maternity or paternity absences shall include absence:


[a]   by reason of the pregnancy of the Employee;


[b]   by reason of the birth of a child of the Employee;

[c] by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or


[d] for purposes of caring for such child for a period beginning immediately following such birth or placement.


2.6. "Code" means the Internal Revenue Code of 1986, as amended, as it presently is constituted, as it may be amended, or any successor statute of similar purposes.


2.7. "Company" means Liberty Media Corporation, a Delaware corporation with its principal place of business at Englewood, Colorado, or any successor in interest to it resulting from merger, consolidation, or transfer of substantially all of its assets, which expressly may agree in writing to continue this Plan.


2.8. "Compensation" means a Participant's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses. Compensation also shall include [a] amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that these amounts are not deductible by the Employee under Code Section 217, [b] amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the Employee's gross income and only to the extent such amounts are not covered by the application of Code Section 125, [c] amounts described in Code Section 105(d), whether or not includable in the Employee's gross income, [d] amounts contributed to a cafeteria plan that are not includable in gross income because of the application of Code Section 125, [e] amounts includable in the gross income of the Employee as a result of the grant of a non-qualified stock option to the Employee or as a result of the Employee making an election described in Code Section 83(b), and [f] amounts deferred upon the Employee's election pursuant to a plan or arrangement qualified under Code Section 401(k) and maintained by the Employer. Compensation shall not include [i] Employer contributions to a deferred compensation plan that are not includable in the Employee's gross income in the year in which contributed, [ii] Employer contributions to a simplified employee pension plan described under Code Section 408(k) to the extent such contributions are deductible by the Employee, [iii] any distributions from a deferred compensation plan, other than amounts received from an unfunded non-qualified plan, [iv] amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture, [v] amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option, or [vi] other amounts which receive special tax benefits, or Employer contributions to purchase an annuity contract described in Code

Section 403(b), whether or not under a salary reduction agreement and whether or not the amounts actually are excludable from the gross income of the Employee.

Pursuant to Code Section 401(a)(17), Compensation taken into account for all purposes under this Plan shall not exceed $160,000 (as adjusted by the Secretary of the Treasury for cost of living increases each year) for any Plan Year.

Compensation will not include any severance payments made to an Employee after the Employee's Termination of Employment with the Employer. Compensation will not include any amounts paid to the Employee after the close of the calendar month in which the Employee's retirement or Termination of Employment occurs.


2.9. "Effective Date" means the original Effective Date of this Plan, which is March 2, 1999, except as otherwise expressly provided in the Plan or under the requirements of law. For any Associated Company which is not a participating Employer on the original Effective Date of this Plan, Effective Date for that Associated Company means that date designated by the Associated Company.


2.10. "Employee" means any person, whether male or female, now or hereafter in the employ of the Employer, including officers of the Employer, but excluding:


[a]   directors who are not in the Employer's employ in any other capacity;


[b] independent contractors, and persons classified as independent contractors on the books and records of the Employer, even if such person later is classified as an employee of the Employer by the Internal Revenue Service (or other administrative agency) or pursuant to a settlement agreement between the Employer and such person or between the Employer and the Internal Revenue Service (or other administrative agency);


[c] any individual whose services were obtained through a temporary employment agency and who has not become an Employee of the Employer, as indicated on the payroll records of the Employer, regardless of the period for which such services are performed by the Employee, and


[d] any Employee who is included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Company, any Associated Company, or any predecessor company (and a predecessor company will include any company acquired by or merged with the Employer or any member of the Employer's controlled group, as defined in Code Section 414, whether such company is acquired by a stock or asset acquisition or in a merger), which agreement does not provide for participation in the Plan and provided further that retirement benefits were the subject of good faith bargaining between such Employee representatives and the company, any Associated Company, or any such predecessor company.

For purposes of the exclusion under paragraph [d], Employees included in a unit of Employees covered under such a collective bargaining agreement will remain excluded from the definition of "Employee" under this Section following the expiration of such collective bargaining agreement and during the period between the expiration of such collective bargaining agreement and the Effective Date of any successor collective bargaining agreement covering such Employees.


2.11. "Employer" means the Company, TCIP, Inc., Silver Spur Land and Cattle Co., TCI Interactive, Inc., Tele-Communications International, Inc. and each Associated Company of each such entity:


[a] which was a participating employer in the TCI 401(k) Stock Plan on the day immediately preceding the original Effective Date of this Plan, OR which has adopted this Plan after the Effective Date of this Plan; and


[b] in which Liberty Media Corporation, TCIP, Inc., Silver Spur Land and Cattle Co., TCI Interactive, Inc., or Tele-Communications International, Inc. has a direct or indirect controlling interest (which is at least 80% ownership, profits or capital interest, or voting control) in such Associated Company.


2.12. "Employer Contribution Account" means the Account established for the benefit of the Participant under Article V which consists of any Employer contributions made on behalf of the Participant to the Plan, and the earnings on such amounts.


2.13. "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Employer.


2.14. "Fiduciary" means a person who [a] exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, [b] renders investment advice for a fee or other Compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so, or [c] has any discretionary authority or discretionary responsibility in the administration of the Plan. Such term includes any person designated under Section 9.2. If any money or other property of the Plan is invested in securities issued by an investment company registered under the Investment Company Act of 1940, such investment by itself shall not cause such investment company or such investment company's investment adviser or principal underwriter to be deemed to be a Fiduciary or a party in interest.


2.15. "Highly Compensated Employee" means any Employee who:


[a]  was a five percent owner at any time during the year or the preceding year;
     or


[b] for the preceding year, had Compensation in excess of $80,000 (as adjusted by the Secretary of the Treasury for cost of living increases) and was in the top-paid group of Employees for such preceding year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during the Plan Year.


In determining an individual's Compensation under this Section, Compensation from each Company required to be aggregated under Code Sections 414(b), (c),
(m), and (o) will be taken into account.


2.16. "Hour of Service" means each hour for which an Employee is paid or is entitled to payment for the performance of duties for the Employer, as determined in accordance with 29 C.F.R. Section 2530.200b-2(b) and (c).


2.17. "Named Fiduciary" means any Fiduciary who is named in this Plan, or who, pursuant to a procedure specified in the Plan, is identified as a Fiduciary to the Plan by the Company. Such Named Fiduciaries include, but are not limited to, the Trustee, the Plan Committee, the Plan Administrator, and any Investment Consultant appointed by the Committee.


2.18. "Normal Retirement Age" means the date a Participant attains age 65.


2.19. "Participant" means any Employee (as defined in Section 2.10) who has become a Participant under Article III of this Plan. Participation shall cease upon the later of [a] distribution of a Participant's entire vested Account and forfeiture of a Participant's entire nonvested Account, or [b] Termination of Employment.


2.20. "Participant Contribution Account" means the Account established for the benefit of the Participant under Article V which consists of any Participant contributions to the Plan, including salary reduction contributions, voluntary after-tax contributions, rollover contributions, and the earnings on such amounts.

2.21. "Period of Service" means the period beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the date a Break in Service begins. The Employee will receive credit for any Period of Severance of less than twelve consecutive months. In addition, the Employee's Period of Service will be determined in accordance with Treas. Reg.'1.410(a)- 7(c).


2.22. "Period of Severance" means a continuous period of time during which the Employee is not employed by the Company. A Period of Severance begins on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve-month anniversary of the date on which the Employee was first absent from service with the Company for any other reason; provided, however, that if an Employee is absent from work for any other reason and retires, quits, is discharged, or dies within twelve months, the Period of Severance begins on the day the Employee quits, retires, is discharged, or dies.


2.23. "Plan" and "Plan and Trust" mean the Liberty Media 401(k) Savings Plan set forth in and by this document and all subsequent amendments to it.


2.24. "Plan Administrator" or "Administrator" means the person appointed by the Board whose duties are provided in this Plan and Trust. If the Board does not appoint a Plan Administrator, the Company shall serve as Plan Administrator.


2.25. "Plan Committee" or "Committee" means the Plan Administrative Committee appointed by the Board whose duties are provided in this Plan and Trust.


2.26. "Plan Year" means the Company's fiscal (taxable) year, as presently established (which ends on December 31 of each year), and such year shall be the fiscal (taxable) year of the trust established under this Plan.


2.27. "Profit Sharing Plan Account" means the portion of the Participant's Account which is not invested in Qualifying Employer Securities.


2.28. "Qualifying Employer Security" means (i) any common stock of Tele-Communications, Inc. ("TCI"), and (ii) after the merger of Italy Merger Corp. with and into TCI pursuant to the Agreement and Plan of Restructuring and Merger dated as of June 23, 1998 (the "AT&T Merger"), any common stock of AT&T Corp. (including any class of common stock issued in the AT&T Merger) and any common stock of any affiliated entity of AT&T Corp., as described in ERISA
Section 407(d)(5).


2.29. "Reemployment Commencement Date" means the first date after a Break in Service on which an Employee performs an Hour of Service for the Employer.

2.30. "Stock Bonus Plan Account" means the portion of the Participant's Account which is invested in Qualifying Employer Securities, pursuant to Code Section 401(a)(23).


2.31. "Termination of Employment" means the termination of a person's status as an employee of the Company and any Associated Company.


2.32. "Total Disability" means a disability that permanently renders a Participant unable to perform satisfactorily the usual duties of his or her employment with his or her Employer, as determined by a physician selected by the Plan Committee or its delegatee, and which results in the Participant's termination of active employment with the Employer.


2.33. "Trustee" means the person or persons appointed as Trustee of the Trust Fund established by this Plan and Trust and any duly appointed and qualified successor Trustee.


2.34. "Trustee Responsibility" means any responsibility provided in the Plan to manage or control the assets of this Plan.


2.35. "Trust Fund" means the assets of the trust established under this Plan from which the benefits under this Plan shall be paid and shall include all income and losses of any nature earned or incurred by the fund and all changes in fair market value.


2.36. "Valuation Date" means the dates on which Accounts are valued each Plan Year, which will be every business day on which Qualifying Employer Securities are traded on NASDAQ or on a securities exchange.


2.37. "Year of Service" has the following meanings:


[a] For purposes of eligibility to participate, vesting, and all other purposes of this Plan, "Year of Service" will mean a one-year Period of Service.


[b] For purposes of this definition, Years of Service shall include service as an Employee in any capacity (including commissioned salesman) and shall include service as an Employee of an employer under common control with any Employer, as determined under Code Section 1563(a) and the regulations thereunder, or any other company designated by the Plan Committee from time to time.


[c] Years of Service shall include all service with any company that is acquired directly or indirectly by any Employer participating in this Plan whether by acquisition of stock or assets if such company becomes part of the controlled group of corporations or trades or businesses, as defined in Code Section 1563(a) and the regulations thereunder, of which the Company is a part.


[d] An Employee will be credited with Years of Service under this provision, for purposes of determining such Employee's eligibility to participate in the Plan and for determining such Employee's vested percentage under the Plan, for all Years of Service credited under the TCI 401(k) Stock Plan.


[e] Years of Service will be credited for purposes of eligibility and vesting to the extent required under the Family and Medical Leave Act of 1993.


[f] Years of Service will be credited for accrual, eligibility, and vesting credit for qualified military service to the extent required under the Uniformed Services Employment and Reemployment Rights Act of 1994, in accordance with Code Section 414(u).



2.38. The masculine gender shall include the feminine, and the singular shall include the plural. The word "including" shall be deemed to be followed by the phrase "but not limited to."

                                   ARTICLE III

                                  PARTICIPATION
                                  -------------



3.1   WHO MAY BECOME A PARTICIPANT:
      -----------------------------

[a] Generally: Any Employee who is a Participant in the TCI 401(k) Stock Plan on the Effective Date automatically will participate in this Plan, and any participation and contribution elections made under the TCI 401(k) Stock Plan will apply under this Plan immediately on the Effective Date. Any other Employee who has completed three consecutive months of employment with the Company or any Associated Company, and who has attained age 18, may participate in this Plan; provided, however, that any Employee who has attained age 18 and who has completed one Year of Service may become a Participant even if such Employee has not completed three consecutive months of employment with the Company or any Associated Company.


[b] Commencement of Participation: Upon completing the eligibility requirements under Section 3.1[a], such eligible Employee will become a Participant as of the first day of the first payroll period commencing within a reasonable period of time (as determined by the Committee) after such completion of the eligibility requirements for participation in the Plan, if the Employee still is employed by an Employer on that date.


[c] Determination of Months of Participation: For purposes of this Section 3.1, an Employee will be considered to have completed three consecutive months of employment if the Employee remains employed for three calendar months after his or her Employment Commencement Date or Reemployment Commencement Date (for example, an Employee with an Employment Commencement Date of March 15 will have completed three consecutive months of employment on June 15).


[d] Commencement of Participation After Acquisition of Employer: With respect to employees of any entity which becomes an Employer under this Plan by reason of the acquisition of such entity by another Employer under this Plan (whether such acquisition is a stock or asset acquisition), Employees of such new Employer who are eligible to participate in this Plan will become Participants as of the first day of the first payroll period commencing within an administratively reasonable period of time after such acquisition, as determined by the Committee, if the Employee still is employed by an Employer on that date.


3.2 AGREEMENT TO PARTICIPATE: An Employee who has become eligible to participate in the Plan will commence participation in the Plan under procedures promulgated by the Plan Committee from time to time. By electing to participate in the Plan, an Employee agrees to the following:


[a]  The Employee's acceptance of participation in the Plan;


[b]  The Employee's consent to make contributions to the Trust Fund under
     Section 4.1;


[c] The Employee's consent that Participant contributions be withheld from the Participant's Compensation;


[d] The Employee's consent to be bound by the terms and conditions of the Plan and all its amendments; and


[e]  The Employee's consent to allow his or her personal identification number
     (PIN), as assigned to the Employee pursuant to confidential procedures promulgated by the Committee, to serve as the Employee's signature for purposes of Plan forms, elections, and other Plan items for which a signature may be required or recommended.

The failure to enroll as a Participant in the Plan under the enrollment procedures promulgated by the Plan Committee will be deemed to be an election not to become a Participant. An Employee may revoke this election and become a Participant by enrolling as a Participant in the Plan under the enrollment procedures promulgated by the Plan Committee before the first day of any subsequent payroll period, if the Employee otherwise is eligible.



3.3 PARTICIPATION UPON REEMPLOYMENT: Any Employee who may participate in the Plan in accordance with the provisions of Section 3.1 at the time the Employee incurs a Break in Service shall be eligible to participate in the Plan immediately on his or her Reemployment Commencement Date if he or she then is an Employee under Section 2.10.

                                   ARTICLE IV

                                  CONTRIBUTIONS



4.1   CONTRIBUTIONS BY PARTICIPANTS:


[a] Generally: A Participant who is an active Employee shall make contributions to the Trust Fund only by means of regular payroll deductions or by salary reductions. Participant after-tax contributions by payroll deduction shall be referred to as voluntary contributions or after-tax contributions and Participant pre-tax contributions shall be known as salary reductions or pre-tax contributions. Subject to the limitations of Section 4.8, each Participant shall designate as a voluntary contribution or salary reduction an amount in percentages or even dollars up to 10% of the Participant's Compensation in each payroll period, until changed by the Participant. Upon Termination of Employment, Participants shall not be permitted to make contributions to this Plan and any severance payments shall not be considered "Compensation" which may be contributed to this Plan.


[b] Changes in Participant Contributions: A Participant may change, suspend, or resume his or her contribution designation prospectively, but not retroactively, effective for any payroll period by providing notice to the Plan Committee; provided that such notice is received by the Plan Committee at such time so as to provide the Plan Committee with an administratively practical period of time prior to the start of the payroll period for which such change, suspension, or resumption is to be effective in order to process such request. Any such notice shall remain effective until the Participant makes another contribution designation as provided above. No Employer contributions shall be made on behalf of the Participant with respect to any period in which the Participant's contributions are suspended.


[c] Contribution Procedures and Forms: The Plan Committee will promulgate procedures, and prepare election forms, from time to time for the designation, change, suspension, or resumption of Participant contributions.



4.2   DETERMINATION OF CONTRIBUTION BY THE EMPLOYER:


[a] Generally: The Plan Committee, on behalf of each Employer, shall pay into the Trust Fund at least annually an amount equal to 100% of each Participant's contributions to the Plan for each payroll period up to 10% of the Participant's Compensation per payroll period, or such other amount as the Board shall determine by resolution. In such case, the Employer's contribution on behalf of each Participant shall be equal to a stated and nondiscriminatory percentage of each Participant's contributions (both voluntary contributions and salary reductions) under
     Section 4.1 for each payroll period.


[b] Forfeitures: Any amounts forfeited under Section 7.3 shall be used first to pay Plan expenses under Section 9.6 and any remaining forfeitures after the payment of Plan expenses will be used to reduce the Employer's contribution under this Section.



4.3 TIME AND METHOD OF PAYMENT OF CONTRIBUTION BY THE EMPLOYER: The Employer may make payment of its contribution for any Plan Year in installments on any date or dates it elects, provided that the amount of its contribution for any year shall be paid in full within the time prescribed in order to qualify such payment as an income tax deduction for such year under the Code or any other provisions of law. Such contribution may be made in cash, in Qualifying Employer Securities (as determined by the Company), or in property of the character in which the Trustee is authorized to invest the Trust Fund. Contributions of property other than cash or Qualifying Employer Securities shall be subject to the approval of the Trustee and the Plan Committee.



4.4 TO WHOM CONTRIBUTIONS ARE TO BE PAID: The Employer's contributions for any Plan Year shall be paid to the Trustee and shall become a part of the Trust Fund. The Employer shall pay the salary reductions and voluntary contributions elected by the Participants to the Trustee at the earliest reasonable time but no later than the fifteenth (15th) business day of the month following month in which the Participants would have received the funds but for the Participants' salary reduction or payroll deduction election.



4.5 RETURN OF EMPLOYER CONTRIBUTIONS: A contribution by the Employer to the Plan shall be returned to the Company, at the Employer's discretion, under any of the following circumstances:


[a] if a contribution is made by the Employer by a mistake of fact, including a mistaken excess contribution, within one year of its payment to the Plan; or


[b] if all or any part of the deduction of the contribution is disallowed, to the extent of the disallowance, within one year after the disallowance of the deduction.

The Employer shall state by written request to the Trustee the amount of the contribution to be returned and the reason for such return. Such amount shall not include any earnings attributable to the contribution and shall be reduced by any losses attributable to the contribution. Upon sending such request to the Trustee, the Employer simultaneously shall send to the Plan Committee a copy of the request. The Trustee shall return such contribution to the Employer immediately upon receipt of the written request by the Employer. All contributions by the Employer to the Plan are declared to be conditioned upon both the qualification of the Plan under Code Section 401 and the deductibility of such contributions under Code
Section 404.




4.6 EMPLOYER'S OBLIGATIONS: The adoption and continuance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee or Participant, nor to be consideration for, or an inducement or condition of, the employment of any person. Nothing in this Plan shall be deemed to give any Employee or Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee or Participant at any time, nor shall it be deemed to give the Employer the right to require the Employee or Participant to remain in its employ, nor shall it interfere with the right of any Employee or Participant to terminate his or her employment at any time.



4.7 ROLLOVER CONTRIBUTIONS AND TRANSFERS:


[a] General Rollover Rules: Notwithstanding the limits imposed upon Participant contributions, an Employee may contribute any amount of funds (in the form of cash, check or, if approved by the Plan Committee, Qualifying Employer Securities) to the Plan in any year if such contribution satisfies the requirements under law for rollover contributions. The Employer shall not be required to make any matching contributions under Section 4.2 for such rollover contributions. Rollover contributions shall be added to a separate Account for such Participant, shall be nonforfeitable, and shall be distributable under Article VII.


[b] General Trustee-to-Trustee Transfer Rules: Subject to the direction of the Plan Committee, the Trustee is authorized to receive and add to the Trust Fund as a direct transfer assets attributable to the vested interest of any Participant in a retirement plan qualified under Code Section 401(a) if such individual is a Participant in this Plan; provided, however, that a direct transfer from a qualified plan subject to Code Section 417 shall not be permitted. The Employer shall not be required to make any matching contributions under Section 4.2 for such transfers. Transfers shall be added to a separate Account for such Participant, and shall be distributable under Article VII.


[c] Transfers To and From TCI 401(k) Stock Plan: Subject to the direction of the Plan Committee, the Trustee is authorized to receive and add to the Trust Fund as a direct transfer the vested and unvested account balances of any Employee or former Employee of the Employer under the TCI 401(k) Stock Plan, and under any other defined contribution plan maintained by the Company or any Associated Company which is qualified under Code Section 401(a). The Employer shall not be required to make any matching contributions under Section 4.2 for such transfers. Transfers shall be added to a separate Account for such Participant, and shall be distributable under Article VII.



4.8 SALARY REDUCTION RULES:


[a] Election To Reduce Salary: Subject to the rules of Section 4.1, an Employee eligible to participate in this Plan may elect to reduce his or her Compensation by an amount determined at his or her discretion but which amount may not exceed $10,000 (as adjusted for increases in the cost of living) in each calendar year. A Participant must make this election according to the procedures prescribed by the Plan Committee. Amounts contributed by an Employee in excess of this limitation are referred to as "Excess Elective Deferrals." Effective for Employees who are eligible to participate in this Plan as of the original Effective Date of this Plan, the contribution elections made by such Participants under the TCI 401(k) Stock Plan and in effect immediately prior to the Effective Date of this Plan automatically will apply for contributions to be made under this Plan as of, and after, the Effective Date of this Plan, until changed by the Participant in accordance with procedures established by the Committee.


[b] Nonforfeitability Of Elective Contributions: All salary reduction contributions made on behalf of Participants to this Plan shall be vested immediately.


[c] Distributions Restriction: Salary reduction contributions shall be subject to the restrictions on withdrawals under Sections 7.3 and 7.4.


[d] Limit On Actual Deferral Percentage: The actual deferral percentage for Highly Compensated Employees for each Plan Year must be no greater than either [1] 1.25 times the actual deferral percentage for all other Employees for the immediately preceding Plan Year, or [2] 2.0 times the actual deferral percentage for all other Employees for the immediately preceding Plan Year if the actual deferral percentage for Highly Compensated Employees is not more than two percentage points higher than the actual deferral percentage for all other Employees for the immediately preceding Plan Year. Amount contributed by or on behalf of an Employee in excess of these limitations are referred to as "Excess Employer Contributions."

[e] Adjustments to Comply with Contribution Limits: In the event that the limitations set forth in paragraphs [a] or [d] are not met, the Plan Committee shall adjust either the salary reductions or the Employer contributions pursuant to one or more of the options set forth in subparagraphs [1], [2], or [3] below, as determined by the Company:


     [1]  Distribution of Excess Elective Deferrals and Excess Employer
          Contributions: On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Employee, beginning with the Employee having the highest salary reduction contribution amount, shall have his or her portion of the Excess Elective Deferral or the Excess Employer Contribution (and any income allocable to such portion as determined below) distributed to him or her until the limitations set forth in paragraphs [a] and [d] are satisfied. Income or losses attributable to Excess Elective Deferrals or Excess Employer Contributions will be determined under any reasonable method used by the Plan to allocate income and losses on Plan assets. Distribution of Excess Elective Deferrals or Excess Employer Contributions will be made in cash.


      [2] Recharacterization of Excess Elective Deferrals or Excess Employer
          Contributions: A Participant may elect to treat his or her Excess Elective Deferrals or Excess Employer Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as a voluntary after-tax contribution, to the extent such recharacterized excess contributions in combination with other Participant contributions made under the Plan do not exceed the limitations on Participant contributions provided in the Plan. Recharacterized contributions will be nonforfeitable and will be subject to the distribution and withdrawal provisions applicable to salary reduction contributions. Recharacterization must occur within two and one-half months after the close of the Plan Year in which the excess contributions arose and recharacterization is deemed to occur no earlier than the date the last Highly Compensated Employee is provided with notification of the amount recharacterized and the consequences of such recharacterization. Recharacterized amounts will be taxable to the Participant in the Participant's taxable year in which the Participant would have received such amounts in cash but for the salary reduction election.


      [3] Contribution of Qualified Non-Elective Employer Contributions: Within
          30 days after the end of the Plan Year, the Employer may make a qualified non-elective employer contribution on behalf of non-Highly Compensated Employees in an amount sufficient to satisfy the limitations set forth in paragraph [d]. Such contribution shall be allocated to the Account of each non-Highly Compensated Employee in the same proportion that each Non-Highly Compensated Employee's salary reduction contributions for the year bears to the total salary reduction contributions of all Non-Highly Compensated Employees.


      [4] Forfeiture of Matching Contributions: Any matching Employer contribution that is attributable to Excess Elective Deferrals distributed to a Participant under subparagraph [1] will be forfeited as of the distribution date of the Excess Elective Deferrals and such forfeited amount will be used to reduce the Employer contribution to this Plan under Section 4.2 for the Plan Year in which such forfeiture occurs.


      [5] Procedure for Notification of Excess Elective Deferrals: A Participant may assign to this Plan any Excess Elective Deferrals by notifying the Plan Committee on or before the March 15 of the year following the Participant's fiscal year in which such excess was contributed. A Participant is deemed to have notified the Plan Committee of any Excess Elective Deferrals that arise taking into account only those elective deferrals made to this Plan and any other Plan maintained by the Company.


      [6] Participation in Two or More Plans: If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section will be applied by determining the actual deferral percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year. The Company will maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test. The determination of the actual deferral percentage test will meet such other requirements as may be prescribed by the Secretary of the Treasury from time to time.


[f]   Definitions:


      [1] The "actual deferral percentage" for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of Compensation deferred under the Plan on behalf of each such Employee for the Plan Year to the Employee's Compensation for such Plan Year. For purposes of determining the actual deferral percentage, salary reduction contributions shall be considered, and the Plan Committee shall determine whether vested Employer contributions shall be considered as qualified non-elective employer contributions.


      [2] "Salary reductions" are those reductions in salary that each Employee elects to defer.



4.9 NONDISCRIMINATION REQUIREMENTS FOR EMPLOYEE AND MATCHING EMPLOYER
CONTRIBUTIONS:


[a] Limit on Average Contribution Percentage: The average contribution percentage for Highly Compensated Employees for each Plan Year must be no greater than either [1] 1.25 times the average contribution percentage for all other Employees for the immediately preceding Plan Year, or [2] 2.0 times the average contribution percentage for all other Employees for the immediately preceding Plan Year if the average contribution percentage for Highly Compensated Employees is not more than two percentage points higher than the average contribution percentage for all other Employees for the immediately preceding Plan Year. Amounts contributed in excess of this limitation are referred to as "Excess Aggregate Contributions."


[b] Adjustments to Comply with Average Contribution Percentage Limits: On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Employee, beginning with the Employee having the highest amount of contributions made by or on behalf of such Employee, shall have his or her portion of the Excess Aggregate Contribution (and any income allocable to such portion as determined below) distributed to him or her until the limitations set forth in paragraph [a] are satisfied. Income or losses attributable to Excess Aggregate Contributions will be determined under any reasonable method used by the Plan to allocate income and losses on Plan assets. Distribution of Excess Aggregate Contributions will be made in cash.


[c] Average Contribution Percentage: The "average contribution percentage" for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the sum of the matching Employer contributions and the Participant voluntary after-tax contributions made on behalf of each such Employee for the Plan Year to the Employee's Compensation for such Plan Year. For purposes of determining the contribution percentage, the Plan Committee may elect to treat salary reduction contributions as Company matching contributions.


[d] Multiple Use: If the sum of the average contribution percentage and the actual deferral percentage for Highly Compensated Employees exceeds the aggregate limit described below, such excess amount will be treated as an Excess Employer Contribution or an Excess Aggregate Contribution, as determined by the Plan Committee, and such excess contributions will be distributed to Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest amount of contributions made by, or on behalf of the Employee, in the same manner as Excess Employer Contributions and Excess Aggregate Contributions are distributed as provided in Section 4.8[e] or in Section 4.9[b]. The aggregate limit is the greater of [1] the sum of [A] 1.25 times the greater of the actual deferral percentage for Non-Highly Compensated Employees or the average contribution percentage for Non-Highly Compensated Employees for the Plan Year plus [B] the lesser of two times or two plus the lesser of such actual deferral percentage or average contribution percentage; or [2] the sum of [A] 1.25 times the lesser of the actual deferral percentage for Non-Highly Compensated Employees or the average contribution percentage for Non-Highly Compensated Employees for the Plan Year plus [B] the lesser of two times or two plus the greater of such actual deferral percentage or average contribution percentage.


[e] Multiple Contribution Arrangements: The average contribution percentage for the Plan Year for any Highly Compensated Employee who is eligible to have contribution percentage amounts allocated to his or her Account under two or more arrangements described in Code Section 401(k) that are maintained by the Company will be determined as if such contribution percentage amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. In the event that this Plan satisfies the requirements of Code
     Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section will be applied by determining the contribution percentage of Participants as if all such Plans were a single Plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year. The Company will maintain records sufficient to demonstrate satisfaction of the average contribution percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test. The determination of the average contribution percentage test will meet such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

                                    ARTICLE V

               DETERMINATION AND VESTING OF PARTICIPANTS' ACCOUNTS
               ---------------------------------------------------



5.1 DETERMINATION OF PARTICIPANTS' ACCOUNTS:


[a] Allocation of Contributions: As of the last day of each payroll period, the Plan Committee shall allocate to the Account of each Participant any amounts contributed by the Employer to the trust on behalf of such Participant under Section 4.2 for the payroll period then ended. Forfeitures remaining after the payment of Plan expenses under Section 9.6 may be used to reduce Employer contributions for any payroll period following the date on which the forfeitures occur. Voluntary contributions and salary reductions under Section 4.1 shall be allocated to the Account of the Participant making such contribution.


[b]  Valuation of Accounts:


      [1] Investment Funds: Each separate investment vehicle available for investments under the Plan shall be a separate Investment Fund. A Participant's interest in each Investment Fund shall be represented by units of participation. The value of a unit in each Investment Fund shall be determined on each Valuation Date by dividing the current market value of the assets in that Investment Fund on that date, as determined by the Trustee, after the payment out of that Investment Fund of all brokerage fees and transfer taxes applicable to purchases and sales for that Investment Fund since the previous Valuation Date and excluding contributions made during the period sine the previous Valuation Date, by the total number of units in that Investment Fund.


      [2] Qualifying Employer Securities: Any dividends, cash or stock, paid on Qualifying Employer Securities shall be allocated to the Investment Fund for the Qualifying Employer Securities on which they are paid.


      [3] Participant Accounts: Each Participant Account in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the contributions made on behalf of the Participant to that Investment Fund since the previous Valuation Date by the unit value for that Investment Fund as determined on that Valuation Date.

[c] Participants' Accounts: The Plan Committee shall maintain a Participant Contribution Account and an Employer Contribution Account for each Participant, and such other Accounts for each Participant as the Committee deems necessary or convenient. The Employer Contribution Account and the Participant Contribution Account shall be considered separate contracts for purposes of Code Section 72(e). The Plan Committee shall distribute, or cause to be distributed, to each Participant at least annually a written statement setting forth the value of such Participant's Accounts as of the most recent Valuation Date, and such other information as the Plan Committee shall determine.


[d] Valuation of Qualifying Employer Securities: As of any date of determination, Qualifying Employer Securities shall be deemed to have a value equal to the last reported sale price of such security regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) on The NASDAQ Stock Market or any comparable quotation system, or if such security is not quoted on The NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Committee for that purpose or, in the absence of such quotations, such other method of determining value as the Committee shall from time to time designate.


[e] Valuation Dates: As of each Valuation Date, the Plan Committee shall determine the value of the net assets of the Trust Fund (i.e., the value of all the assets of the Trust Fund at their then current fair market value, less all liabilities) and the value of contributions by each Employer and all Participants as of such Valuation Date. For distribution or withdrawal purposes, the value of the Participant's Accounts will equal the value of the units of participation in each Investment Fund in which the Participant's Accounts are invested. For a distribution or withdrawal of Qualifying Employer Securities in kind, the number of shares of Qualifying Employer Securities to be distributed or withdrawn shall equal the value of the Participant's units of participation in the Investment Fund for such Qualifying Employer Securities, divided by the fair market value of a share of Qualifying Employer Securities as of the Valuation Date for which such distribution or withdrawal is processed.


[f] Allocation Of Employer Contributions For Payroll Period Of Withdrawal Or Termination of Employment: Any Participant who withdraws all or any part of his or her own contributions under Section 7.6 shall receive an allocation of Employer contributions for the bi-weekly payroll period of such withdrawal, if such Participant otherwise is entitled to share in the Employer contribution. Any Participant who terminates employment for any reason shall receive an allocation of Employer contributions for the bi-weekly payroll period of his or her termination if he or she otherwise is entitled to share in the Employer contribution.



5.2 VESTING OF PARTICIPANTS' ACCOUNTS:


[a] General Rules: If any Participant reaches his or her Normal Retirement Age, dies, or suffers Total Disability while employed with the Employer, the Participant's entire Account shall become fully vested without regard to the number of Years of Service such Participant has had with the Employer. Any Account, whether vested or forfeitable, shall become payable to a Participant or his or her Beneficiaries only to the extent provided in this Plan. A Participant or former Participant who has designated a Beneficiary and who dies shall cease to have any interest in this Plan or in his or her Account, and his or her Beneficiary shall become entitled to distribution of the Participant's Account under this Plan and not as a result of any transfer of the interest or Account. A Participant's Account attributable to his or her own salary reduction contributions, voluntary contributions, and rollover contributions shall be fully vested at all times.


[b] Vesting Schedule: Effective for any Participant who completes at least one Hour of Service on or after January 1, 1998, such a Participant shall have a vested interest in the portion of his or her Account attributable to Employer contributions, in accordance with the following schedule:

                                                Percentage of Account
            Years of Service                       Which Is Vested
            ----------------                    ---------------------

              Fewer than 1                                0%
      1 or more but fewer than 2                          33%
      2 or more but fewer than 3                          66%
                3 or more                                 100%

     For Participants who do not complete at least one Hour of Service on or after January 1, 1998, the Participant's vested interest will be determined under the provisions of the TCI 401(k) Stock Plan (and its predecessor plan) as in effect prior to January 1, 1998.



5.3 FULL VESTING UPON TERMINATION OR PARTIAL TERMINATION OF PLAN OR UPON COMPLETE DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS: Upon the termination or partial termination of this Plan or upon complete discontinuance of Employer contributions, the Accounts of all Participants affected, as of the date such termination, partial termination, or complete discontinuance of Employer contributions occurred, shall be fully vested.



5.4 SERVICE INCLUDED IN DETERMINATION OF VESTED ACCOUNTS: All Years of Service with the Company and any Associated Company shall be included for the purpose of determining a Participant's vested Account under Section 5.2, except Years of Service excluded by reason of a Break in Service under Section 5.5.



5.5 EFFECT OF BREAK IN SERVICE ON VESTING: With respect to a Participant who has five or more consecutive one-year Breaks in Service, Years of Service after such Break in Service shall not be taken into account for purposes of computing the Participant's vested Account balance attributable to Employer contributions made before such five or more year period.



5.6 EFFECT OF CERTAIN DISTRIBUTIONS: The provisions of this Section shall not apply to any Participant contributions (including salary reductions) or rollover contributions.


[a] Repayment Of Distribution: A Participant who terminates participation for any reason prior to attainment of Normal Retirement Age, disability, or death while any portion of his or her Account in the Trust Fund is forfeitable and who receives a distribution of his or her vested Account attributable to Employer contributions not later than the close of the second Plan Year following the Plan Year in which such termination of participation occurs, shall have the right to pay back such distribution to the Plan. Such repayment may be made [1] only if the Participant has returned to the employ of the Company or any Associated Company at the time of such repayment, and [2] in the case of a distribution upon Termination of Employment, before the earlier of the date on which the Participant experiences five consecutive one-year Breaks in Service or five years from the date of reemployment with the Company or any Associated Company, or, in the case of any other distribution, five years from the date of distribution. Repayment of a Participant's Account attributable to his or her salary reduction contributions or his or her voluntary contributions, if any, shall not be permitted under this Section. A Participant who desires to make repayment of a distribution under this paragraph [a] shall make repayment directly to the Trustee. If a Participant repays a distribution under this Section, the value of his or her Employer Contribution Account shall be the amount of his or her Employer Contribution Account prior to distribution, unadjusted for any subsequent gains or losses. The amount of the Participant's Employer Contribution Account that was forfeited previously shall be restored from one or more of the following sources, at the discretion of the Plan Committee: income or gain to the Plan, forfeitures or Employer contributions.


[b]  Nonrestoration Of Forfeited Account When Repayment Of Distribution Is Not
     Made: If distribution is made to a Participant and the Participant does not repay such distribution under the terms of paragraph [a], when the time limit for repayment expires under paragraph [a] above, the Participant's nonvested Account which was not distributed will not be restored. The Account will be unadjusted for any increased vesting for service during the repayment period.

                                   ARTICLE VI

                  RETIREMENT DATE--DESIGNATION OF BENEFICIARY
                  -------------------------------------------



6.1 NORMAL RETIREMENT DATE: A Participant shall be entitled to retire voluntarily, for purposes of this Plan, at any time on or after that date on which the Participant attains Normal Retirement Age. Until retirement, a Participant shall continue to participate in the Plan unless the Participant elects otherwise.



6.2 DESIGNATION OF BENEFICIARY: A Participant's entire vested Account balance shall be payable, on the death of the Participant, to the Participant's surviving spouse or to the Participant's designated Beneficiary if there is no surviving spouse or if the spouse consents to such Beneficiary designation in writing. This spousal consent shall acknowledge the effect of such consent and shall be witnessed by a Plan representative or a notary public. If there is no surviving spouse or, in the case of a spousal election not to receive the Account, a Participant shall designate a Beneficiary to receive his or her Account in the Trust Fund upon the Participant's death on the form prescribed by and delivered to the Plan Committee. The Participant shall have the right to change or revoke a designation at any time by filing a new designation or notice of revocation with the Plan Administrator. No notice to any Beneficiary other than the spouse nor consent by any Beneficiary other than the spouse shall be required to effect any change of designation or revocation. If a Participant fails to designate a Beneficiary before his or her death, or if no designated Beneficiary survives the Participant, the Plan Committee shall direct the Trustee to pay the Participant's Account in the Trust Fund to the Participant's surviving spouse, or if none, to the Participant's personal representative. If no personal representative has been appointed, and if the benefit payable does not exceed the minimum amount for which an estate or inheritance tax release is required under applicable state law, or for which a personal representative must be appointed under applicable state law, the Plan Committee may direct the Trustee to pay the benefit to the person or persons entitled to it under the laws of the state where such Participant was domiciled at the date of his or her death. In such case, the Plan Committee may require such proof of right or identity from such person as the Plan Committee may deem necessary. If the benefit exceeds the minimum amount for which an estate or inheritance tax release or the appointment of a personal representative is required under applicable state law, the Plan Committee may direct the Trustee to hold the benefit in a segregated account until a personal representative has been appointed.



6.3 BENEFICIARY DESIGNATIONS IN EFFECT UNDER TCI 401(K) STOCK PLAN TO APPLY UNDER THIS PLAN UNTIL CHANGED: Notwithstanding any other provision of this Plan, effective for Employees who are eligible to participate in this Plan as of the original Effective Date, any Beneficiary Designation properly made by the Participant under the TCI

401(k) Stock Plan and in effect immediately prior to the original Effective Date automatically will apply for the Participant's Account under this Plan as of, and after, the original Effective Date, until the Participant has designated a Beneficiary under this Plan in accordance with procedures established by the Committee.



6.4 PARTICIPANT OR BENEFICIARY WHOSE WHEREABOUTS ARE UNKNOWN: In the case of any Participant or Beneficiary whose whereabouts are unknown, the Plan Committee shall notify such Participant or Beneficiary at his or her last known address by certified mail with return receipt requested advising such Participant of his or her right to a pending distribution. If the Participant or Beneficiary cannot be located in this manner, the Plan Committee may direct the Trustee to establish a custodial account for such Participant or Beneficiary for the purpose of holding the Participant's Account until it is claimed by the Participant or Beneficiary or until proof of death satisfactory to the Plan Committee is received by the Plan Committee. If such proof of death is received, the Plan Committee shall direct the Trustee to distribute the Participant's Account in accordance with the provisions of Sections 6.2 and 6.3. Any Trustee fees or other administrative expenses attributable to a custodial account established and maintained under this Section shall be charged against such account. Alternatively, after reasonable search efforts have been expended, as determined by the Plan Committee, the Plan Committee may direct the Plan Administrator to forfeit the Account of the missing Participant or the missing Beneficiary, in which event such forfeited Account shall be treated as provided under Article V. If the missing Participant or Beneficiary subsequently is located, such forfeited Account, unadjusted for earnings or losses from the date of such forfeiture, will be restored for the benefit of such Participant or Beneficiary from Plan earnings, other forfeitures, or additional Employer contributions.

                                   ARTICLE VII

                  DISTRIBUTIONS AND WITHDRAWALS FROM TRUST FUND
                  ---------------------------------------------



7.1 WHEN ACCOUNTS BECOME DISTRIBUTABLE AND EFFECT OF DISTRIBUTION: To the extent permitted under Section 7.9, if a Participant dies, suffers Total Disability, retires, or separates from service with the Employer for any other reason, the portion of the Participant's vested Account attributable to Employer contributions, to Participant contributions, and to any rollover contributions shall be distributable under Section 7.2. When his or her Account becomes distributable, such Participant shall cease to have any further interest or participation in the Trust Fund or any subsequent accruals or contributions to the Trust Fund except as provided below:


[a] a Participant shall retain the right to receive allocations of earnings and losses on his or her Account and to receive a distribution of his or her Account as determined under Article V; and


[b] as provided in Article V, a Participant who makes contributions during any payroll period shall retain the right to receive his or her share in the Employer's contribution allocated to the Participant's Account for such payroll period.



7.2 DISTRIBUTION OF ACCOUNTS:


[a] Notification of Trustee and Form of Distribution: When a Participant's vested Account becomes distributable under Section 7.1, the Plan Committee will notify the Trustee of the Participant's name and address, the amount of the vested Account which is distributable, and the reason for its being distributable. A Participant's Account will be distributed in cash; provided that the Participant may demand to receive his or her Stock Bonus Plan Account in shares of Qualifying Employer Securities. Cash always will be distributed in lieu of fractional shares of Qualifying Employer Securities.


[b] Distribution Upon Retirement or Total Disability: If a Participant's Account becomes distributable upon his or her Termination of Employment with the Employer because such Participant has attained Normal Retirement Age or because of his or her Total Disability, the Trustee will distribute to the Participant his or her vested Account balance in a lump sum within a reasonable time after the close of the month (or earlier, if administratively feasible) in which occurs the latest of: [1] the date the Participant provides his or her consent to the distribution, if necessary; or [2] in the case of a distribution for which Participant consent is not required, when the time period set by the

     Committee for making an eligible rollover distribution election expires. If the Participant dies before receiving his or her vested Account, the remaining Account balance will be paid to his or her Beneficiary under this Section.


[c] Distribution Upon Death: If a Participant's Account becomes distributable because of his or her death, the Trustee shall distribute to the Participant's Beneficiary the Participant's total vested Account balance in a lump sum within a reasonable time after the close of the month (or earlier, if administratively feasible) in which occurs the latest of: [1] the date the Beneficiary provides his or her consent to the distribution, if necessary; [2] in the case of a distribution for which consent is not required and which is an eligible rollover distribution, when the time period set by the Committee for making an eligible rollover distribution election expires, or [3] in the case of a distribution for which consent is not required and which is not an eligible rollover distribution, the date all documentation relating to the Participant's death is received and processed by the Committee. If the Beneficiary dies before receiving the Participant's vested Account, the Account balance shall be paid to the contingent Beneficiary, if any. If the Participant has not designated a Beneficiary, or if the Participant has designated a Beneficiary who dies and the Participant has not designated a contingent Beneficiary, the Participant's vested Account will be paid in a lump sum under Section 6.2.


[d] Distribution Upon Other Termination of Employment: If a Participant's Account becomes distributable upon his or her Termination of Employment for any reason other than retirement, disability, or death, the Trustee will distribute to the Participant his or her vested Account balance in a lump sum within a reasonable time after the close of the month (or earlier, if administratively feasible) in which occurs the latest of: [1] the date the Participant provides his or her consent to the distribution, if necessary; or [2] in the case of a distribution for which Participant consent is not required, when the time period set by the Committee for making an eligible rollover distribution election expires. If the Participant dies before receiving his or her vested Account, the remaining Account balance will be paid to his or her Beneficiary under this Section.


[e] Cash-Out Distributions of Small Accounts: No amount (taking into consideration both Employer and Employee contributions) may be distributed to a Participant prior to Normal Retirement Age (or age 62, if later) unless the amount is distributed in a lump sum of $5,000 or less, or the Participant consents to the distribution. If, upon Termination of Employment for any reason, the Participant's vested Account is $5,000 or less, the Committee may direct the Trustee to distribute such amount in a lump sum in cash; provided that the Participant may demand to receive his or her Stock Bonus Plan Account in shares of Qualifying Employer Securities. Cash always will be distributed in lieu of fractional shares of Qualifying Employer Securities.

7.3 DISPOSITION OF FORFEITABLE ACCOUNT ON TERMINATION OF EMPLOYMENT: If a Participant's employment is terminated for any reason prior to attainment of Normal Retirement Age, death, or Total Disability, while any part of the Participant's Account is forfeitable, then that portion of his or her Account which is forfeitable shall be forfeited on the earlier of the date the Participant receives a distribution of his or her Account or the date on which the Participant experiences five or more consecutive one-year Breaks in Service. Any amount forfeited by a Participant shall be treated as provided in Section 4.2[b]. If any such Participant returns to the employment of the Employer and has not incurred five or more consecutive one-year Breaks in Service, the Employer shall restore to the Participant's Account out of its next contribution the exact number of shares of Qualifying Employer Securities plus any other amounts that the Participant forfeited, if the Participant repays the distributed amount pursuant to Section 5.6.



7.4 ASSIGNMENT OF BENEFITS:


[a] General Rules: Except as provided below, all amounts payable by the Trustee shall be paid only to the person entitled to them, and all such payments shall be paid directly to such person and not to any other person or corporation. Such payments shall not be subject to the claim of any creditor of a Participant, nor shall such payments be taken in execution by attachment or garnishment or by any other legal or equitable proceedings. No person shall have any right to alienate, anticipate, commute, pledge, encumber, or assign any payments or benefits which he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary; provided, that this Section shall not affect, restrict, or abridge any right of setoff or lien which the Trust may have by law.


[b] Qualified Domestic Relations Orders: Paragraph [a] shall not apply with respect to payments in accordance with the requirements of a qualified domestic relations order. A qualified domestic relations order creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits otherwise payable to a Participant under the Plan. A domestic relations order means any judgment, decree, or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law). To qualify, the domestic relations order must:


     [1] clearly state the name and last known mailing address of the Participant and the name and mailing address of each alternate payee covered by the order;

                                      -29

     [2] clearly state the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined;


     [3] clearly state the number of payments or period to which the order applies;


     [4]  identify each Plan to which the order applies;


     [5] not require the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan;


     [6] not require the Plan to provide increased benefits (determined on the basis of actuarial value); and


     [7] not require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

     In the case of any distribution before a Participant has separated from service, a qualified domestic relations order shall not fail to meet the requirements of Section 7.4[b][5] solely because such order requires that payment of benefits be made to an alternate payee [A] on or after the date the Participant attains the earliest retirement age, [B] as if the Participant had retired on the date on which such payment is to begin under such order, and [C] in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the alternate payee and his subsequent spouse). Payment of benefits before Termination of Employment solely by reason of payments to an alternate payee under a qualified domestic relations order shall not be deemed to be a violation of Code Section 401(a) or (k). Notwithstanding any other provision of this Plan, payments to an alternate payee pursuant to a qualified domestic relations order may be made at any time prescribed by such order without violating the terms of this Plan or the Code.


[c] Definitions:


     [1] "Alternate payee" means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under a Plan with respect to such Participant.


     [2] "Earliest retirement age" means the earliest of the date on which the Participant's

          Account becomes distributable or the date the Participant attains age 50.



7.5 MINIMUM REQUIRED DISTRIBUTIONS: Notwithstanding any other provisions of this Plan, the following distribution rules shall apply (unless a different method of distribution applies under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982):


[a] Before Death: The entire Account of each Participant will be distributed to him not later than the required beginning date.


[b] After Death: If a Participant dies before distribution of the Participant's Account has been made, the total vested Account balance of the Participant shall be distributed within five years after the death of the Participant. If the designated Beneficiary is the surviving spouse of the Participant, the date on which the distributions are required shall not be earlier than the date on which the Participant would have attained age 70 1/2, and if the surviving spouse dies before the distribution to such spouse, distributions shall be made as if the surviving spouse were the Participant.


[c] Required Beginning Date: Required beginning date means April 1 of the calendar year following the calendar year in which occurs the later of [1] the date the Participant attains age 70 1/2, or [2] the date the Participant retires from employment with the Employer. Notwithstanding the above, in the case of a 5% owner of the Employer, required beginning date means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.


[d] Designated Beneficiary: Designated Beneficiary means any individual designated as a Beneficiary by the Participant.


[e] Treatment Of Payments To Children: Under regulations prescribed by the Secretary of Treasury, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or such other designated event permitted under regulations).


[f] Spouse, Trust For Benefit Of Spouse, Or Estate As Beneficiary: If distribution prior to a Participant's death has not commenced and if the Participant designates his or her spouse, a trust for the benefit of his or her spouse, or the Participant's estate as his or her Beneficiary, the provisions of this paragraph shall apply (subject to the limitations in this Section):

     [1] Spouse As Beneficiary: If a Participant designates his or her spouse as his or her Beneficiary, upon the death of the Participant the spouse shall receive the entire Account of the Participant in a lump sum distribution.


     [2] QTIP Trust As Beneficiary: If a Participant designates as his or her Beneficiary a qualified terminable interest property (QTIP) trust for the benefit of his or her spouse, upon the death of the Participant the Trustee of the QTIP trust shall receive the entire Account of the Participant in a lump sum distribution.


     [3] General Power Of Appointment Trust As Beneficiary: If the Participant designates as his or her Beneficiary a trust over which the Participants' spouse has a general power of appointment, upon the death of the Participant the spouse shall receive the entire Account of the Participant in a lump sum distribution.


     [4] Estate As Beneficiary: If the Participant designates his or her estate as his or her Beneficiary with a specific bequest of his or her income in respect of decedent to his or her spouse, upon the death of the Participant the personal representative of the Participant (or the successor of the personal representative) shall receive the entire Account of the Participant in a lump sum distribution.



7.6 WITHDRAWALS:


[a] Employer Contributions: A Participant may withdraw all or any part of his or her Account attributable to Employer contributions, including any earnings, losses, and changes in fair market value of such contributions, upon attaining age 59 1/2, but only if the Participant is 100% vested in his or her total Account balance. Such withdrawal upon attaining age 59 1/2 may be made only once in each Plan Year and such withdrawal upon age 59 1/2 may be made without any suspension of Plan participation as a result of such withdrawal.


[b] Voluntary After-Tax Contributions: A Participant may request withdrawal of all or any part of his or her Account attributable to voluntary after-tax contributions. Such withdrawal requests will be processed monthly and the requested amount will be distributed within a reasonable period of time after the end of the month in which the Participant requests the withdrawal. In the event the withdrawal is a result of a serious financial hardship, as defined in Section 7.6[c][1] below, the Plan Committee, in its discretion, may process such withdrawal request bi-weekly, in which event the requested amount will be distributed within a reasonable period of time after the request is processed. A Participant who has not attained age 59 1/2 and who makes withdrawal of any portion of his or her voluntary after-tax contributions under this paragraph [b], including any hardship withdrawal, may not again contribute to the Trust Fund under Section 4.1 until the first payroll period commencing three months after the withdrawal is made, but such Participant shall receive an allocation of Employer contributions for the payroll period in which occurs the withdrawal date. Any expenses attributable to any withdrawal under this Section 7.6[b] may be charged to the Account of the Participant requesting the withdrawal. Vested benefits under the Plan may not be forfeited because a Participant withdraws his or her voluntary after-tax contributions.


[c] Salary Reductions: Salary reduction contributions may be withdrawn in the following circumstances:


     [1] A Participant may withdraw his or her salary reduction contributions to this Plan, excluding any earnings on such contributions, upon serious financial hardship. Serious financial hardship means an immediate and heavy financial need of the Participant on account of medical expenses of the Participant or the Participant's dependents, the purchase of the Participant's principal residence, the prevention of the eviction of the Participant from his or her principal residence, the prevention of the foreclosure on the mortgage on the Participant's principal residence (excluding normal mortgage payments), the payment of the next twelve months of post-secondary tuition and related educational expenses (including room and board) for the Participant or the Participant's dependents, or the occurrence of any other event deemed by the Secretary of the Treasury to create an immediate and heavy financial need under Income Tax Regulation
          Section 1.401(k)-1(d)(2)(iv)(C). No other event shall be considered a serious financial hardship under the terms of the Plan. A hardship distribution cannot exceed the amount required to meet the immediate financial need and cannot be reasonably available to the Participant from other resources, including insurance reimbursement, reasonable asset liquidation, cessation of Participant contributions to this Plan, or borrowing from commercial sources on reasonable terms. The Company adopts the deemed hardship standards of Income Tax Regulation Sections 1.401(k)-1(d)(2)(iv), as described above, as the sole means of hardship withdrawal of salary reduction contributions. If the Plan Committee determines in accordance with a uniform and nondiscriminatory policy that serious financial hardship exists, it may direct the Trustee to distribute the amount requested to the Participant. A Participant who makes a hardship withdrawal under this Section may not contribute to the Trust Fund under Section 4.1 until the first calendar quarter commencing twelve months after such hardship withdrawal, but shall receive an allocation of Employer contributions for the payroll period in which occurs the withdrawal date. A Participant who makes a hardship withdrawal in a Plan Year under this Section may not make salary reduction contributions in the next succeeding year in excess of the maximum deferral amounts provided in Section 4.11[a] less the salary reductions made in the year of the hardship withdrawal. Any expenses attributable to the hardship withdrawal may be charged to the Account of the Participant requesting the withdrawal.


     [2] A Participant may withdraw all or any part of his or her salary reduction contributions, including any earnings, losses, and changes in fair market value of such contributions, upon attaining age 59 1/2, but only if the Participant is 100% vested in his or her total Account balance. Such withdrawal requests upon attaining age 59 1/2 will be processed monthly and the requested amount will be distributed within a reasonable period of time after the end of the month in which the Participant requests the withdrawal. A withdrawal upon attaining age 59 1/2 may be made only once in each Plan Year and such withdrawal upon age 59 1/2 may be made without any suspension of Plan participation as a result of such withdrawal.


[d] Withdrawals From Other Plans: To the extent required by law, any withdrawal from any Plan maintained by any Company which is a member of a group of corporations or trades or businesses under common control with the Company will be deemed to be a withdrawal from this Plan for purposes of applying the withdrawal limitations and suspension of Plan participation provisions of this Section 7.6. Common control will be determined pursuant to Code
     Section 414(b) and the regulations thereunder.


[e] Rollovers: A Participant may request a lump-sum withdrawal of all amounts rolled over to this Plan from another qualified plan, including any earnings thereon. Such withdrawal request will be processed monthly and the requested amount will be distributed within a reasonable period of time after the end of the month in which the Participant requests the withdrawal. A withdrawal of rollover contributions under this Section will not result in any suspension of participation in this Plan.


[f] Form of Withdrawal: Withdrawals under this Section 7.6 will be made in cash, and such cash will be obtained by liquidating, on a pro rata basis and to the extent necessary to cover the requested withdrawal amount, each investment fund in which the Participant's Account is invested on the date the withdrawal request is processed. However, the Participant may demand that the requested withdrawal amount be made in the form of Qualifying Employer Securities to the extent such requested withdrawal amount is attributable to the Participant's Stock Bonus Plan Account.


[g] Participants Ineligible for Total Distribution May Request Withdrawal: In the event a Participant has terminated employment with the Company (including but not limited to Participants who are not eligible to receive a distribution from the Plan because the Participant has not "separated from service" or because of the restrictions on distributions under Code
     Section 401(k)(10)), such Participant will be eligible to request any distribution under this Section 7.6 as if such Participant still were employed by the Company.



7.7 OPTIONAL FORMS OF BENEFITS FOR TRANSFERRED PENSION ASSETS: Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the employee's retirement, death, disability, or severance from employment, or prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(1), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).



7.8 ELIGIBLE ROLLOVER DISTRIBUTIONS:


[a] General Rule: Notwithstanding any provision of the Plan to the contrary that otherwise would limit a Participant's distribution election under this Article, a Participant may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement Plan specified by the Participant in a direct rollover.


[b] Limitations on Direct Rollover Distributions: This Plan will not be required to make, but the Committee in its discretion may permit, any direct rollover distribution if the total amount to be distributed to the Participant during the Plan Year is less than $200. If the amount of the distribution is $500 or less, any direct rollover distribution must consist of the entire distribution amount. The Participant may elect only one eligible retirement Plan to which a direct rollover distribution will be made.


[c]  Definitions:


     [1] An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include [A] any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; [B] any distribution to the extent such distribution is required under Code
          Section 401(a)(9); and [C] the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     [2] An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
          Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.


     [3] A "distributee" includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.


     [4] A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.



7.9 RESTRICTIONS ON DISTRIBUTIONS OR WITHDRAWALS OF ELECTIVE DEFERRAL
CONTRIBUTIONS: Notwithstanding any other provision of this Plan, elective deferrals, qualified non-elective contributions, qualified matching contributions, and income allocable to each are not distributable to a Participant or Beneficiary, in accordance with such Participant's or Beneficiary's election, earlier than upon separation from service, death, or disability. Such amounts may also be distributed upon:


[a] Termination of the Plan without the establishment or maintenance of another defined contribution plan;


[b] The disposition by a company that is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code
     Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;


[c] The disposition by a company that is a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code
     Section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;


[d]  The attainment of age 59-1/2; or

[e] The hardship of the Participant as provided in Section 7.6[c][1].

An Employee who does not experience a separation from service from an Employer because of the application of the "same desk rule," as such rule is promulgated by the IRS in rulings and releases, will be treated as having separated from service upon any later job promotion, demotion, reclassification, transfer, or reassignment if such promotion, demotion, reclassification, transfer, or reassignment would have been treated as a separation from service when the Employee first was subject to the same desk rule.

                                  ARTICLE VIII

                ANNUAL ADDITIONS LIMITATIONS AND TOP HEAVY RULES
                ------------------------------------------------





8.1 DEFINITIONS FOR ANNUAL ADDITIONS RULES: For purposes of Sections 8.1 through 8.4, the following terms will be defined as follows:


[a] "Annual addition" means the sum of the Company contributions, forfeitures, and Participant contributions allocated to a Participant's Account during any Limitation Year. Amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), that is part of a pension or annuity plan maintained by the Company will be treated as an annual addition to a defined contribution plan. Amounts attributable to post-retirement medical benefits that are allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company will be treated as an annual addition to a defined contribution plan. Annual additions will not include a direct transfer or any contribution made by a Participant that qualifies under law as a rollover contribution.


[b] "Company," for purposes of this Article, means the Company that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)), and all affiliated service groups (as defined in Code Section 414(m)), in which the adopting Company is a member, and any other entity required to be aggregated with the Company pursuant to Code Section 414(o) and the final regulations thereunder.


[c] "Compensation," for purposes of limiting annual additions and combined benefits and contributions under this Article, means compensation, as defined in subparagraphs [1], [2], [3], or [4] below, as determined by the Company in its discretion.


     [1] Compensation means a Participant's wages, salaries, fees for professional services, and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, expense allowances, and cash received upon the exercise of a stock appreciation right. Compensation also will include [A] amounts paid or reimbursed by the Company for moving expenses incurred by the Employee, but only to the extent that these amounts are not deductible by the Employee under Code Section 217; [B] amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includible in the Employee's gross income; and [C] amounts includible in the income of the Employee as a result of the grant of a non-qualified stock option to the Employee or as a result of the Employee making an election described in Code Section 83(b). Compensation will not include [i] Company contributions to a deferred compensation plan that are not includible in the Employee's gross income in the year in which contributed; [ii] Company contributions to a simplified employee pension plan described under Code Section 408(k) to the extent such contributions are deductible by the Employee; [iii] any distributions from a deferred compensation plan other than amounts received from an unfunded nonqualified plan; [iv] amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; [v] amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; or [vi] other amounts that receive special tax benefits, or Company contributions to purchase an annuity contract described in Code
          Section 403(b), whether or not under a salary reduction agreement and whether or not the amounts actually are excludible from the gross income of the Employee. For purposes of this Article, compensation for a Limitation Year includes only the compensation that actually is paid to the Participant during the Limitation Year and compensation that is includible in the Participant's gross income during the Limitation Year.


     [2] Compensation means wages, as defined in Code Section 3121(a) for purposes of calculating social security taxes but determined without regard to [A] the wage base limitation in Code Section 3121(a)(1);
          [B] the special rules in Code Section 3121(v) applicable to certain elective contributions and nonqualified deferred compensation; [C] any rules that limit covered employment based on the type or location of an employee's employer; and [D] any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Code Sections 3121(b)(1) through (20)).


     [3] Compensation means wages, as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     [4]  Any other definition of compensation determined to satisfy Code
          Section 415(c)(3) by the Secretary of the Treasury.


[d] "Limitation Year" means the Plan Year.



8.2 LIMITATION ON ANNUAL ADDITION: If the annual addition to the account of any Participant attributable to all defined contribution plans (including money purchase pension plans, profit-sharing plans, and welfare benefit funds of the Company), would exceed the lesser of [a] $30,000 (as adjusted for cost of living increases by the Secretary of the Treasury as of each January 1 for any Limitation Year ending during such calendar year), or [b] 25% of such Participant's compensation, the excess amount will be disposed of as follows:


     [1] Any nondeductible voluntary employee contributions under any plan maintained by the Company, to the extent that the return would reduce the excess amount, will be returned to the Participant.


     [2] Any employee elective deferral contributions under Code Section 401(k) under any plan maintained by the Company, to the extent that the return would reduce the excess amount, will be returned to the Participant.


     [3] If an excess amount still exists after the application of paragraph [1] and the Participant is still a Plan Participant at the end of the Limitation Year, the amount of any such excess will be used to reduce the Company contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year and in each succeeding Limitation Year, if necessary.


     [4] If an excess amount still exists after the application of paragraph [1] and the Participant is not a Plan Participant at the end of the Limitation Year, any excess amount will be allocated to a suspense account and the suspense account will be used to reduce Company contributions for all remaining Plan Participants in the next Limitation Year and for each succeeding Limitation Year, as necessary. If a suspense account exists for any Limitation Year, all amounts in such suspense account must be allocated and reallocated to the Participants' Accounts before any Company or Participant contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph [3], such suspense account will not share in the allocation of the gains and losses of the Trust Fund. In the event of a Plan termination, the balance of such suspense account will be returned to the Company.

8.3 LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS OF ALL DEFINED CONTRIBUTION PLANS: This Section applies if, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Company, a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company, or an individual medical account, as defined in Code
Section 415(1)(2), maintained by the Company, that provides an annual addition during any Limitation Year. The annual additions that may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the limitation described in Section 8.2 reduced by the annual additions credited to a Participant's account under the other defined contribution plans and welfare benefit funds for the same Limitation Year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Company are less than the limitation described in Section 8.2 and the Company contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the annual additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the Limitation Year will equal the limitation described in Section 8.2. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the limitation described in
Section 8.2, the Company will specify the plan or plans to which the contribution will be reduced. If a Participant's annual additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first regardless of the actual Allocation Date. If an excess amount is allocated to a Participant on an Allocation Date of this Plan that coincides with an Allocation Date of another plan, the excess amount attributed to this Plan will be the product of the total excess amount allocated as of such date multiplied by a fraction, the numerator of which is the annual additions allocated to the Participant for the Limitation Year as of such date under this Plan and the denominator of which is the total annual additions allocated on the Participant's behalf for the Limitation Year as of such date under this and all the other defined contribution plans. Any excess amount attributed to this Plan will be disposed of in the manner described in Section 8.2.






8.4 LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS OF ALL DEFINED BENEFIT AND DEFINED CONTRIBUTION PLANS OF THE COMPANY: If the Company maintains or has ever maintained a defined benefit plan covering any Employee who also is a Participant in this Plan, then the sum of the defined benefit plan fraction and the defined contribution plan fraction (both as prescribed by law and as defined below) for such Employee for such year will not exceed 1.0 in any Limitation Year. In any Limitation Year, if the sum of the defined benefit plan fraction and the defined contribution plan fraction on behalf of a Participant does exceed 1.0, the Company's contribution on behalf of such Participant to this Employees' Stock Ownership Plan and Trust will be reduced to the extent necessary to prevent the sum of the defined contribution plan fraction and the defined benefit plan fraction from exceeding 1.0.


[a] Defined Benefit Plan Fraction: The defined benefit plan fraction is a fraction, the numerator of which is the projected annual benefit of the Participant under all defined benefit plans of the Company (whether or not terminated) and the denominator of which is the lesser of [1] the product of 1.25 times the maximum benefit dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d); or [2] the product of
     1.4 times 100% of the Participant's average Compensation for his or her high three consecutive calendar years, including any adjustments under Code
     Section 415(b).


     The projected annual benefit is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) to which the Participant would be entitled under the terms of the plan at Normal Retirement Age assuming that the Participant will continue employment until Normal Retirement Age under the plan (or, if later, using the Participant's current age) and further assuming that the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.


[b] Defined Contribution Plan Fraction: The defined contribution plan fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all defined contribution plans (whether or not terminated) maintained by the Company for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Company, and the annual additions attributable to all welfare benefit funds, as defined in Code
     Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Company), and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Limitation Year of Service with the Company: [1] the product of
     1.25 times the dollar limitation determined under Code Sections 415(b) and
     (d) in effect under Code Section 415(c)(1)(A) for the Limitation Year; or [2] 35% of the Participant's Compensation for the Limitation Year.






8.5 TOP HEAVY RULES: For any Plan Year in which the Plan is top heavy, as determined under Code Section 416, the provisions of Sections 8.5 through 8.7 shall apply


[a] If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company has not maintained any defined benefit plan that, during the five-year period ending on the Determination Date, has or has had accrued benefits, the top heavy ratio for this Plan alone (or for the required or permissive aggregation group, as appropriate) is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and the denominator of the top heavy ratio will be increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code
     Section 416 and the regulations thereunder.


[b] If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the top heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with [a] above, plus the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with [a] above, plus the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the top heavy ratio will be increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.


[c] For purposes of paragraphs [a] and [b] above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date for the first and second Plan Years of a defined benefit plan, except as provided in Code Section 416. The account balances and accrued benefits of a Participant [1] who is not a Key Employee but who was a Key Employee in a prior year, or [2] who has not been credited with at least one Hour of Service with any Company maintaining the Plan at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the top heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416. Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.


     The accrued benefit of a Participant other than a Key Employee will be determined under [A] the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or [B] if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code
     Section 411(b)(1)(C).



8.6 TOP HEAVY DEFINITIONS


[a] "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the Company that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.


[b] "Required aggregation group" means [1] each qualified plan of the Company in which at least one Key Employee participates or participated at any time during the Plan Year or any of the four preceding Plan Years (regardless of whether the plan has terminated), and [2] any other qualified plan of the Company that enables a plan described in [1] to meet the requirements of Code Sections 401(a)(4) or 410.


[c] Determination Date" for any Plan Year subsequent to the first Plan Year means the last day of the preceding Plan Year. For the first Plan Year of the Plan, "Determination Date" means the last day of that year.


[d] "Valuation Date," for purposes of computing the top heavy ratio, means the date or dates designated in Article V.


[e] "Present Value" means the present value of a Participant's interest determined in accordance with the interest and mortality assumptions specified in the defined benefit plan of the Company, if any.


[f] "Compensation," for purposes of this Article, means compensation as defined in Section 8.1[c], up to the limit under Code Section 401(a)(17).


[g] "Key Employee" means any Employee or former Employee (or Beneficiary of either) who, at any time during the Plan Year or any of the four preceding Plan Years, is or was:

     [1] An officer of the Company if the officer's compensation exceeds 50% of the dollar limitation in effect under Code Section 415(b)(1)(A);


     [2]  One of the ten Employees owning, or considered to own under Code
          Section 318, the largest interests in the Company if the individual's compensation exceeds 100% of the dollar limitation in effect under Code Section 415(c)(1)(A);


     [3]  A five percent owner of the Company; or


     [4] A one percent owner of the Company having annual compensation from the Company of more than $150,000.


For purposes of this paragraph, annual compensation means compensation as defined in Code Section 415(c)(3), including amounts contributed by the Company pursuant to a salary reduction agreement that are excluded from the Employee's gross income under Code Section 125, 402(a)(8), 402(h), or 403(b).


For purposes of paragraph [1], no more than 50 Employees (or, if fewer, the greater of three Employees or ten percent of the Employees) will be treated as officers. For purposes of paragraph [2], if two Employees have the same interest in the Company, the Employee having the greater annual compensation from the Company will be treated as having the larger interest in the Company. The determination of who is a Key Employee will be made in accordance with Code
Section 416(i)(1). Non-Key Employee means any Employee who is not a Key
Employee.



8.7 TOP HEAVY MINIMUM CONTRIBUTIONS: Notwithstanding any other provision in this Plan, for any Plan Year in which the Plan is top heavy and in which the Company maintains no defined benefit plan which designates this Plan to satisfy Code
Section 416, the aggregate Company contributions and forfeitures allocated on behalf of any Participant (without regard to any integration feature) under this Plan and any other defined contribution plan of the Company will be the lesser of:


[a]  Three percent of such Participant's Compensation; or


[b] The largest percentage of Company contributions and forfeitures, as a percentage of Compensation (as limited by Code Section 401(a)(17)), allocated on behalf of any Key Employee for such year.


     Elective deferrals and Company matching contributions used in the actual contribution percentage test may not be used to satisfy the minimum contribution required under Code

     Section 416. If, in any top-heavy year, the highest percentage of Company contributions and forfeitures allocated to any Key Employee is less than three percent, amounts allocated as a result of any Key Employee's elective deferrals must be included in determining the Company contribution made on behalf of such Key Employees. Each Participant who is employed by the Company on the last day of the Plan Year will be entitled to receive an allocation of the Company's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make mandatory contributions to the Plan, the Participant's compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service during the Plan Year. If the Company maintains this Plan and any other qualified defined contribution plan, the contribution described above will be provided under the other defined contribution plan maintained by the Company. If the Company maintains a qualified defined benefit plan in which any Participant in this Plan participates and if the Code Section 416 minimum contribution requirements are to be provided under this Plan, for any Plan Year in which the Plan is Top Heavy the aggregate Company contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee will be at least five percent of such Participant's compensation.

                                   ARTICLE IX

                              FIDUCIARY OBLIGATIONS
                              ---------------------



9.1 GENERAL FIDUCIARY DUTIES: A Fiduciary shall discharge his or her duties under the Plan solely in the interest of the Participants and the beneficiaries and for the exclusive purpose of providing benefits to Participants and to their beneficiaries and defraying reasonable expenses of administering the Plan. All Fiduciaries shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except as authorized by regulations of the Secretary of Labor, no Fiduciary may maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States. A Fiduciary shall act in accordance with the documents and instruments governing the Plan to the extent such documents and instruments are consistent with the requirements of law.



9.2 ALLOCATION OF FIDUCIARY RESPONSIBILITY: A Named Fiduciary may designate persons other than Named Fiduciaries to carry out Fiduciary responsibilities (other than Trustee responsibilities) under the Plan.



9.3 LIABILITY OF FIDUCIARIES:


[a] Extent Of Liability: A Fiduciary who breaches any of the responsibilities, obligations, or duties imposed upon him or her by this Plan or by the requirements of law shall be personally liable only [1] to make good to the Plan any losses resulting from his or her breach [2] to restore to the Plan any profits the Fiduciary has made through the use of Plan assets for his or her personal Account, and [3] to pay those penalties prescribed by law arising from his or her breach. A Fiduciary shall be subject to such other equitable or remedial relief as a court of law may deem appropriate, including removal of the Fiduciary. A Fiduciary also may be removed for a violation of Section 9.8 (prohibition against certain persons holding certain positions). No Fiduciary shall be liable with respect to the breach of a Fiduciary duty if such breach was committed before he or she became a Fiduciary or after he or she ceased to be a Fiduciary.


[b] Liability Of Fiduciary For Breach By Co-Fiduciary: A Fiduciary shall be liable for a breach of Fiduciary responsibility of another Fiduciary of this Plan, only if he or she [1] participates knowingly in, or knowingly undertakes to conceal, an act or omission of the other Fiduciary, and knows such act or omission by the other Fiduciary is a breach of the other Fiduciary's duties, [2] enables another Fiduciary to commit a breach, by his or her failure to comply with Section 9.1 in the administration of the specific responsibilities which give rise to his or her status as a Fiduciary, or [3] has knowledge of a breach of another Fiduciary and does not make reasonable efforts under the circumstances to remedy the breach.


[c] Liability For Improper Delegation Of Fiduciary Responsibility: A Named Fiduciary who allocates any of his or her Fiduciary responsibilities to any person or designates any person to carry out any of his or her Fiduciary responsibilities shall be liable for the act or omission of such person in carrying out the responsibility only to the extent that the Named Fiduciary fails to satisfy his or her general Fiduciary duties under Section 9.1 with respect to the allocation or designation, with respect to the establishment or implementation of the procedure by which he or she allocates the responsibilities, or in continuing the allocation or designation. Nothing in this paragraph shall prevent a Named Fiduciary from being liable if he or she otherwise would be liable for an act or omission under paragraph [b].


[d] Fiduciary To Whom Responsibilities Are Allocated: Any person who has been designated to carry out Fiduciary responsibilities under Section 9.2 shall be liable for such responsibilities under this section to the same extent as any Named Fiduciary.


[e] Liability Insurance And Indemnification: Nothing in this Plan shall preclude a Fiduciary from purchasing insurance to cover liability from and for his or her own Account. The Company may purchase insurance to cover potential liability of those persons who serve in a Fiduciary capacity with regard to the Plan or may indemnify a Fiduciary against liability and expenses reasonably incurred by him in connection with any action to which such Fiduciary may be made a party by reason of his or her being or having been a Fiduciary.



9.4 PROHIBITED TRANSACTIONS: No Fiduciary shall cause the Plan to engage in a transaction if the Fiduciary knows or should know that the transaction constitutes a prohibited transaction under law. No disqualified person under law (other than a Fiduciary acting only as such) shall engage in a prohibited transaction as prescribed by law.



9.5 RECEIPTS OF BENEFITS BY FIDUCIARIES: Nothing shall prohibit any Fiduciary from receiving any benefit to which he or she may be entitled as a Participant or Beneficiary in the Plan, if such benefit is computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and beneficiaries. The determination of any matters affecting the payment of benefits to any Fiduciary other than the Plan Committee shall be determined by the Plan Committee. If the Plan Committee is an individual, the determination of any matters affecting the payment of benefits to the Plan Committee shall be made by a temporary Plan Committee who shall be appointed by the Board for such purpose. If the Plan Committee is a group of individuals, the determination of any matters affecting the payment of benefits to any individual Plan Committee member shall be made by the remaining Plan Committee members without the vote of such individual Plan Committee member. If the remaining Plan Committee members are unable to agree on any matter affecting the payment of such benefits, the Board shall appoint a temporary Plan Committee to decide the matter.



9.6 COMPENSATION AND EXPENSES OF FIDUCIARIES:


[a] General Rules: A Fiduciary shall be entitled to receive any reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of his or her duties under the Plan. However, no Fiduciary who already receives full-time pay from an Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred. All compensation and expenses of Fiduciary shall be paid by the Plan, unless the Company, in its discretion, elects to pay all or any part of such compensation and expenses. In its discretion, the Plan Committee may direct that all such compensation and expenses be paid from forfeitures under the Plan or from general Plan assets.


[b] Compensation of Plan Committee and Plan Administrator: A Plan Administrator who is not a full-time Employee of an Employer shall be entitled to such reasonable compensation as the Plan Committee and the Plan Administrator mutually shall determine. A Plan Committee member who is not a full-time Employee of an Employer shall be entitled to such reasonable compensation as the Company and the Plan Committee mutually shall determine. Any expenses properly and actually incurred by the Plan Committee or the Plan Administrator due to a request by a Participant shall be charged to the Account of the Participant on whose behalf such expenses are incurred.


[c] Compensation Of Trustee: A Trustee who is not a full-time Employee of an Employer shall be entitled to such reasonable compensation for its services as the Plan Committee and the Trustee mutually shall determine.


[d] Compensation Of Persons Retained Or Employed By Named Fiduciary: The compensation of all agents, counsel, or other persons retained or employed by a Named Fiduciary shall be determined by the Named Fiduciary employing such person, with the Plan Committee's approval, provided that a person who is a full-time Employee of an Employer shall receive no compensation from the Plan.

9.7 SERVICE BY FIDUCIARIES AND DISQUALIFIED PERSONS: Nothing in this Plan shall prohibit anyone from serving as a Fiduciary in addition to being an officer, employee, agent, or other representative of a disqualified person as defined in the Code.



9.8 PROHIBITION AGAINST CERTAIN PERSONS HOLDING CERTAIN POSITIONS: No person who has been convicted of a felony shall be permitted to serve as an administrator, Fiduciary, officer, Trustee, custodian, counsel, agent, or employee of this Plan, or as a consultant to this Plan, unless permitted under law. The Plan Committee shall ascertain to the extent practical that no violation of this Section occurs. In any event, no person knowingly shall permit any other person to serve in any capacity which would violate this Section.

                                    ARTICLE X

                      PLAN ADMINISTRATOR AND PLAN COMMITTEE
                      -------------------------------------



10.1 APPOINTMENT OF PLAN ADMINISTRATOR AND PLAN COMMITTEE: The Board by resolution shall appoint a Plan Administrator and a Plan Committee, each of whom shall hold office until resignation, death, or removal by the Board. If the Board fails to appoint the Plan Committee or Plan Administrator, or both, the Board shall be the Plan Committee, the Plan Administrator, or both. Any person may serve in more than one Fiduciary capacity, including service as Plan Administrator and Plan Committee member. Any group of persons appointed by the Board may serve in the capacity of Plan Committee, Plan Administrator, or both.



10.2 ORGANIZATION AND OPERATION OF OFFICES OF PLAN ADMINISTRATOR AND PLAN
COMMITTEE: The Plan Administrator and Plan Committee may adopt such procedures as each deems desirable for the conduct of its respective affairs and may appoint or employ a secretary or other agents, any of whom may be, but need not be, an officer or Employee of the Company or any Associated Company. Any agent may be removed at any time by the person appointing or employing him.



10.3 INFORMATION TO BE MADE AVAILABLE TO PLAN COMMITTEE AND PLAN ADMINISTRATOR:
To enable the Plan Committee and the Plan Administrator to perform all of their respective duties under the Plan, each Employer shall provide the Plan Committee and the Plan Administrator with access to the following information for each
Employee: [a] name and address, [b] social security number, [c] birthdate, [d] dates of commencement and Termination of Employment, [e] reason for Termination of Employment, [f] hours worked during each year,[g] annual Compensation, [h] Employer contributions, and [i] such other information as the Plan Committee or the Plan Administrator may require. To the extent the information is available in Employer records, an Employer shall provide the Plan Committee and Plan Administrator with access to information relating to each Employee's Participant contributions, benefits received under the Plan, and marital status. If such information is not available from the Employer records, the Plan Committee shall obtain such information from the Participants. The Plan Committee, the Plan Administrator and the Employer may rely on and shall not be liable because of any information which an Employee provides, either directly or indirectly. As soon as possible following any Participant's death, Total Disability, retirement, or other Termination of Employment, his or her Employer shall certify in writing to the Plan Committee and Plan Administrator such Participant's name and the date and reason for his or her Termination of Employment, if needed.

10.4 RESIGNATION AND REMOVAL OF PLAN ADMINISTRATOR OR PLAN COMMITTEE MEMBER; APPOINTMENT OF SUCCESSORS: Any Plan Administrator or Plan Committee member may resign at any time by giving written notice to the Board, effective as stated in such notice, otherwise upon receipt of such notice. At any time the Plan Administrator or any Plan Committee member may be removed by the Board without cause. As soon as practical following the death, resignation, or removal of any Plan Administrator or Plan Committee member, the Board shall appoint a successor by resolution. Written notice of the appointment of a successor Plan Administrator or successor Plan Committee member shall be given by the Company to the Trustee. Until receipt by the Trustee of such written notice, the Trustee shall not be charged with knowledge or notice of such change.



10.5 DUTIES AND POWERS OF PLAN ADMINISTRATOR--REPORTING AND DISCLOSURE:


[a] General Requirements: The Plan Administrator shall be responsible for all applicable reporting and disclosure requirements of law. The Plan Administrator shall prepare, file with the Secretary of Labor, the Secretary of the Treasury, or the Pension Benefit Guaranty Corporation, when applicable, and furnish to Plan Participants and beneficiaries, when applicable, the following:


     [1]  summary plan description;


     [2]  description of modifications and changes;


     [3]  annual report;


     [4]  terminal and supplementary reports;


     [5]  registration statement; and


     [6]  any other return, report, or document required by law.


[b] Statement Of Benefits Accrued And Vested: The Plan Administrator is to furnish, or cause to be furnished, to any Plan Participant or Beneficiary who so requests in writing, a statement indicating, on the basis of the latest available information, the total benefits accrued and the vested benefits, if any, which have accrued, or the earliest date on which benefits will become vested. The Plan Administrator shall furnish, or cause to be furnished, a written statement to any Participant who terminates employment during the Plan Year and is entitled to a deferred vested benefit under the Plan as of the end of the

     Plan Year, if no retirement benefits have been paid with respect to such Participant during the Plan Year. The statement shall be an individual statement and shall contain the information required in the annual registration statement which the Plan Administrator is required to file with the Secretary of the Treasury. The Plan Administrator shall furnish the individual statement to the Participant before the expiration of the time prescribed for filing the annual registration statement with the Secretary of the Treasury.


[c] Inspection Of Documents: Upon written request by any Participant or Beneficiary, the Plan Administrator is to furnish a copy of the latest updated summary plan description, the latest annual report, any terminal report, and any agreements under which the Plan is established or operated, to the extent required by law. In addition, the Plan Administrator is to comply with every other requirement imposed on him by law.



[d] Employment Of Advisers And Persons To Carry Out Responsibilities: The Plan Administrator may appoint one or more persons to render advice with regard to any responsibility the Plan Administrator has under the Plan and may employ one or more persons (other than a Named Fiduciary) to carry out any of his or her responsibilities under the Plan.



10.6 DUTIES AND POWERS OF PLAN COMMITTEE--IN GENERAL: The Plan Committee shall decide all questions arising in the administration, interpretation, and application of the Plan and Trust, including all questions relating to eligibility, vesting, and distribution, except as may be reserved under this Plan to the Company, its Board or any Associated Company. The Plan Committee may designate any person (other than the Plan Administrator or Trustee) to carry out any of the Plan Committee's Fiduciary responsibilities under the Plan (other than a Trustee Responsibility) and may appoint one or more persons to render advice with regard to any responsibility the Plan Committee has under the Plan. The Plan Committee from time to time shall direct the Trustee concerning the payments to be made out of the Trust Fund pursuant to this Plan. All notices, directions, information, and other communications from the Plan Committee shall be in writing.



10.7  DUTIES  AND  POWERS OF PLAN  COMMITTEE--KEEPING  OF  RECORDS:  The
Plan Committee shall keep a record of all the Plan Committee's proceedings and shall keep all such books of Account, records, and other data as may be necessary or advisable in its judgment for the administration of this Plan and Trust, including records to reflect the affairs of this Plan, to determine the amount of vested and/or forfeitable interests of the respective Participants in the Trust Fund, and to determine the amount of all benefits payable under this Plan. The Plan Committee shall maintain separate accounts for each Participant as provided under Article V.

Subject to the requirements of law, any person dealing with the Plan Committee may rely on, and shall incur no liability in relying on, a certificate or memorandum in writing signed by the Plan Committee as evidence of any action taken or resolution adopted by the Plan Committee.



10.8 DUTIES AND POWERS OF PLAN COMMITTEE--CLAIMS PROCEDURE:


[a] Filing And Initial Determination Of Claim: Any Participant, Beneficiary or his or her duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he or she is entitled. Such a claim must be in writing and delivered to the Plan Committee in person or by certified mail, postage prepaid. Within 90 days after receipt of such claim, the Plan Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary the claimant will receive a written notice to this effect prior to the expiration of the initial 90-day period. The Plan Committee shall have full discretion pursuant to the Plan to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this paragraph [a], the claim shall be deemed denied and the claimant shall be permitted to exercise his or her right of review pursuant to paragraphs [c] and [d] of this Section.


[b] Duty Of Plan Committee Upon Denial Of Claim: The Plan Committee shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:


     [1]  the specific reason or reasons for the denial;


     [2] specific reference to pertinent Plan provisions on which the denial is based;


     [3] a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and


     [4]  an explanation of the Plan's claim review procedure.


[c] Request For Review Of Claim Denial: Within 60 days after receipt by the claimant of written notification of the denial in whole or in part of his or her claim, the claimant or his or her duly authorized representative, upon written application to the Plan Committee in person or by certified mail, postage prepaid, may request a review of such denial, may review pertinent documents and may submit issues and comments in writing. Upon its receipt of the request for review, the Plan Committee shall notify the Board of the request.


[d] Claims Reviewer: Upon its receipt of notice of a request for review, the Board shall appoint a person other than a Plan Committee member to be the claims reviewer. The Plan Committee shall deliver to the claims reviewer all documents submitted by the claimant and all other documents pertinent to the review. The claims reviewer shall make a prompt decision on the review. The decision on review shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Plan Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If such extension is necessary the claimant shall be given written notice of the extension prior to the expiration of the initial 60-day period. If notice of the decision on review is not furnished in accordance with this paragraph [d], the claim shall be deemed denied and the claimant shall be permitted to exercise his or her right to legal remedy pursuant to paragraph [e] of this Section.


[e] Legal Remedy: After exhaustion of the claims procedure as provided under this Plan, nothing shall prevent any person from pursuing any other legal remedy.



10.9 DUTIES AND POWERS OF PLAN COMMITTEE--FUNDING AND INVESTMENT POLICY: The policy of each Employer is that this Plan shall be funded with Employer contributions and Participant contributions. The Plan Committee may adopt an investment policy which shall provide the Trustee with guidance on the investments appropriate for Plan assets.



10.10 DUTIES AND POWERS OF PLAN COMMITTEE--BONDING OF FIDUCIARIES AND PLAN OFFICIALS: The Plan Committee shall procure bonds for every Fiduciary of the Plan and every Plan Official, if he or she handles funds of the Plan, in an amount not less than 10% of the amount of funds handled and in no event less than $1,000, except the Plan
Committee shall not be required to procure such bonds if [##] the person is excepted from the bonding requirement by law, or [##] the Secretary of Labor exempts the Plan from the bonding requirements. The bonds shall conform to the requirements of law.

10.11 DUTIES AND POWERS OF PLAN COMMITTEE--QUALIFIED DOMESTIC RELATIONS ORDERS:
The Plan Committee shall establish reasonable procedures for determining the qualification status of a domestic relations order. Such procedures:


[a]  shall be in writing;


[b] shall provide to each person specified in a domestic relations order as entitled to payment of Plan benefits notification of such procedures promptly upon receipt by the Plan of the order; and


[c] shall permit an alternate payee to designate a representative for receipt of copies of notices that are sent to the alternate payee.

Such procedures shall provide such additional information as required by law, or as deemed necessary or convenient for the proper administration of qualified domestic relations orders, as determined by the Plan Committee. If a Plan Fiduciary acts in accordance with the Fiduciary responsibility provisions of ERISA, then the Plan's obligation to the Participant and each alternate payee shall be discharged to the extent of any payment made.



10.12 ADVICE TO DESIGNATED FIDUCIARIES: Any Fiduciary designated by the Plan Committee or Plan Administrator may appoint with the consent of the Plan Committee or Plan Administrator, respectively, one or more persons to render advice with regard to any responsibility such designated Fiduciary has under the Plan.

                                   ARTICLE XI

                        POWERS AND DUTIES OF THE TRUSTEE
                        --------------------------------



11.1 INVESTMENT OF TRUST FUND:


[a] Duties of Trustee: The duty of the Trustee is to hold in trust the funds it receives. Except as expressly set forth in this Section 11.1, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan and to manage, invest, and reinvest the Trust Fund and the income from it under this article, without distinction between principal and income, and shall be responsible only for such sums that it actually receives as Trustee. The Trustee shall have no duty to collect any sums from the Plan Committee.


[b] Investment of Employer Contributions: Any Employer contributions, and any earnings thereon, now or in the future received or held by the Trustee shall be applied primarily to the purchase of shares of Qualifying Employer Securities, and the Trustee may invest in Qualifying Employer Securities, up to 100% of the value of Plan assets, without regard to the diversification requirement or the prudence requirement to the extent it requires diversification. With respect to Employer contributions received by the Trustee after the original Effective Date of this Plan, and earnings thereon, such amounts will be invested in the Qualifying Employer Security designated as common shares of AT&T Corp. designated as Class A Liberty Media Group Common Stock or in any Qualifying Employer Security issued in exchange or substitution therefor. Purchases of Qualifying Employer Securities will be made by the Trustee in the open market or by private purchase, or as the Trustee may determine in its sole discretion, provided only that no private purchase or purchase from the Company may be made at a price greater than the current market price for such Qualifying Employer Securities on the day of such purchase. The Trustee also may purchase Qualifying Employer Securities from Participants who receive distributions from this Trust, provided that all such purchases shall be made at the current market price on the day of such purchase.


[c] Participant Directed Investment of Participant Contributions: Each Participant may direct the Trustee's investment of his or her Account attributable to Participant voluntary after-tax contributions, Participant deductible contributions, Participant rollover contributions, transfer contributions to this Plan to the extent approved by the Plan Committee, and Participant elective deferral contributions, and the earnings thereon, as provided in paragraph [c].

     [1] Trustee to Follow Participant Investment Direction: The Trustee shall comply with any Participant exercise of investment control as provided in this Section. The Trustee is under no duty to question any direction by a Participant or his or her duly authorized agent with respect to investments, or to make suggestions to the Participant or his or her duly authorized agent with respect to investments.


     [2] Investment Instructions Necessary: As a condition of participation in this Plan, a Participant must direct the Trustee as to the investment of the Participant's Participant Contributions Account. The right to direct investments under this Section will be the sole and exclusive investment power granted to Participants. The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee, the Plan Committee, nor any other fiduciary of this Plan will be liable for any loss, or by reason of any breach, that results from exercise of investment direction by a Participant. It is the intent of the Plan, the Company, and the Trustee that this Plan and the Participant direction of investment under this Section (except for investments in Qualifying Employer Securities) comply with and be administered in accordance with ERISA Section 404(c) and the final regulations thereunder. To the extent Participant Accounts are directed in Qualifying Employer Securities, such Accounts will be administered in compliance with ERISA Section 404(c) only to the extent determined by the Plan Committee.


     [3] Investment Categories: The Plan Committee will select investment categories for Participant direction of investment under this Plan, which may include fixed income obligations of a secure nature, such as savings accounts, certificates of deposit, and fixed income government and corporate obligations. The investment categories also may include common stock (including Qualifying Employer Securities), notes, mortgages, commercial paper, preferred stocks, mutual funds, or other securities, rights, obligations, or property, real or personal, including shares or certificates of participation issued by regulated investment trusts and shares or units of participation in qualified common Trust Funds or pooled funds. Participant Accounts in investment categories offered by the Plan Committee may be commingled. Investment categories may not include collectibles within the meaning of Code
          Section 408(m). The Plan Committee will, at all times, offer at least three investment alternatives that will provide Participants with a broad range of investment alternatives and that provide materially different risk and return characteristics.


     [4] Expenses: Any expense incurred by the Trust will be charged directly against the value of the Account of the Participant on whose behalf such expense is incurred.

          The Trustee may allocate expenses to individual Accounts or commingled Accounts on a nondiscriminatory basis.


[d] Diversification and Prudence Requirements: Except to the extent the Trustee invests in the Qualifying Employer Securities, the Trustee shall diversify the investments of the Plan to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Trustee shall act with the care skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.


[e] Trustee Vote of Qualifying Employer Securities: The Trustee shall vote all proxies, and make decisions with respect to all tender offers, with respect to Qualifying Employer Securities held in the Trust Fund, including Qualifying Employer Securities purchased at the direction of the Participant.



11.2 ADMINISTRATIVE POWERS OF THE TRUSTEE: Subject to the requirements imposed by law, the Trustee shall have all powers necessary or advisable to carry out the provisions of this Plan and Trust and all inherent, implied, and statutory powers now or subsequently provided by law, including specifically the power to do any of the following:


[a] to cause any securities or other property to be registered and held in its name as Trustee, or in the name of one or more of its nominees, without disclosing the Fiduciary capacity, or to keep the same in unregistered form payable to bearer;


[b] to sell, grant options to sell, exchange, pledge, encumber, mortgage, deed in trust, or use any other form of hypothecation, or otherwise dispose of the whole or any part of the Trust Fund on such terms and for such property or cash, or part cash and credit, as it may deem best; to retain, hold, maintain, or continue any securities or investments which it may hold as part of the Trust Fund for such length of time as it may deem advisable; and generally, in all respects, to do all things and exercise each and every right, power, and privilege in connection with and in relation to the Trust Fund as could be done, exercised, or executed by an individual holding and owning such property in absolute and unconditional ownership;


[c] to abandon, compromise, contest, and arbitrate claims and demands; to institute, compromise, and defend actions at law (but without obligation to do so); in connection with such powers, to employ counsel as the Trustee shall deem advisable and as approved by the Plan Committee; and to exercise such powers all at the risk and expense of the Trust Fund;



[d] to borrow money for this trust upon such terms and conditions as the Trustee shall deem advisable, and to secure the repayment of such by the mortgage or pledge of any assets of the Trust Fund, provided that the Trustee may not borrow money to purchase qualifying Employer securities;


[e] to vote in person or by proxy any shares of stock or rights held in the Trust Fund; to participate in and to exchange securities or other property in reorganization, liquidation, or dissolution of any corporation, the securities of which are held in the Trust Fund; and


[f] to pay any amount due on any loan or advance made to the Trust Fund, to charge against and pay from the Trust Fund all taxes of any nature levied, assessed, or imposed upon the Trust Fund, and to pay all reasonable expenses and attorney fees necessarily incurred by the Trustee and approved by the Plan Committee with respect to any of the foregoing matters.



11.3 ADVICE OF COUNSEL: The Trustee may consult with legal counsel, who may be counsel for the Company or any Associated Company, or Trustee's own counsel, with respect to the meaning or construction of the Plan and Trust or Trustee's obligations or duties. The Trustee shall be protected from any responsibility with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel, to the extent permitted by law.



11.4 RECORDS AND ACCOUNTS OF THE TRUSTEE: The Trustee shall keep all such records and accounts which may be necessary in the administration and conduct of this trust. The Trustee's records and accounts shall be open to inspection by the Company, any Associated Company, the Plan Committee, and the Plan Administrator, at all reasonable times during business hours. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund. Separate accounts or records may be maintained for operational and accounting purposes, but no such account or record shall be considered as segregating any funds or property from any other funds or property contained in the commingled fund, except as otherwise provided. After the close of each Plan Year, the Trustee shall render to the Company and the Plan Committee a statement of assets and liabilities of the Trust Fund for such year.

11.5 APPOINTMENT, RESIGNATION, REMOVAL, AND SUBSTITUTION OF TRUSTEE: The Board by resolution shall appoint a Trustee or Trustees, each of which shall hold office until resignation or removal by the Board. The Trustee may resign at any time upon 30 days' written notice to the Company. The Trustee may be removed at any time by the Company upon written notice to the Trustee with or without cause. Upon resignation or removal of the Trustee, the Company, by action of its Board, shall appoint a successor Trustee which shall have the same powers and duties as are conferred upon the Trustee appointed under this Plan. The resigning or removed Trustee shall deliver to its successor Trustee all property of the Trust Fund, less a reasonable amount necessary to provide for its Compensation, expenses, and any taxes or advances chargeable or payable out of the Trust Fund. If the Trustee is an individual, death shall be treated as a resignation, effective immediately. If any corporate Trustee at any time shall be merged or consolidated with, or shall sell or transfer substantially all of its assets and business to, another corporation, or shall be reorganized or reincorporated in any manner, then the resulting or acquiring corporation shall be substituted for such corporate Trustee without the execution of any instrument and without any action upon the part of the Company, any Participant or Beneficiary, or any other person having or claiming to have an interest in the Trust Fund or under the Plan.



11.6 APPOINTMENT OF TRUSTEE--ACCEPTANCE IN WRITING: The Trustee shall accept its appointment as soon as practical by executing this Plan or by delivering a signed document to the Company, a copy of which shall be sent to the Plan Committee by the Trustee. The Board shall appoint a new Trustee if the Trustee fails to accept its appointment in writing.

                                   ARTICLE XII

            CONTINUANCE, TERMINATION, AND AMENDMENT OF PLAN AND TRUST
            ---------------------------------------------------------



12.1 TERMINATION OF PLAN: The expectation of each Employer is to continue this Plan indefinitely, but the continuance of the Plan is not assumed as a contractual obligation by the Employer and the right is reserved to each Employer, by action of its board of directors or similar governing body, to terminate its participation in this Plan at any time. The Company will have the right to terminate this Plan at any time. The termination of this Plan by an Employer in no event shall have the effect of revesting any part of the Trust Fund in the Employer. The Plan created by execution of this agreement with respect to any Employer shall be terminated automatically in the event of the dissolution, consolidation, or merger of such Employer or the sale by such Employer of substantially all of its assets, if the resulting successor corporation or business entity shall fail to adopt the Plan and Trust under
Section 12.3. If this Plan is disqualified, the Board, in its discretion, may terminate this Plan.



12.2 TERMINATION OF TRUST: The trust created by execution of this Plan shall continue in full force and effect for such time as may be necessary to accomplish the purposes for which it is created, unless sooner terminated and discontinued by the Board. Notice of such termination shall be given to the Trustee by the Plan Committee in the form of an instrument in writing executed by the Company pursuant to the action of its Board, together with a certified copy of the resolution of the Board to that effect. In its discretion, the Plan Committee may require a favorable determination letter from the Internal Revenue Service stating that the prior qualified status of the Plan has not been affected by such termination. Such termination shall take effect as of the date of the delivery of the notice of termination and favorable determination letter, if obtained, to the Trustee. The Plan Administrator shall file such terminal reports as are required in Article X.



12.3 CONTINUANCE OF PLAN AND TRUST BY SUCCESSOR BUSINESS: With the approval of the Company, a successor business may continue this Plan and Trust by proper action of the proprietor or partners, if not a corporation, and, if a corporation, by resolution of its Board, and by executing a proper supplemental agreement to this Plan and Trust with the Trustee. Within 90 days from the effective date of such dissolution, consolidation, merger, or sale of assets of a Employer, if such successor business does not adopt and continue this Plan and Trust, this Plan shall be terminated automatically as of the end of such 90-day period.

12.4 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS OR LIABILITIES OF THE PLAN:
The Board may merge or consolidate this Plan with any other plan or may transfer the assets or liabilities of the Plan to any other plan if each Participant in the Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). If any merger, consolidation, or transfer of assets or liabilities occurs, the Plan Administrator shall file such reports as are required in Article X.



12.5 DISTRIBUTION OF TRUST FUND ON TERMINATION OF TRUST: If the trust is terminated under this article, the Trustee shall determine the value of the Trust Fund and the respective interests of the Participants and beneficiaries under Article V. The value of the Account of each respective Participant or Beneficiary in the Trust Fund shall be vested in its entirety as of the date of the termination of the Plan. The Trustee then shall transfer to each Participant or Beneficiary the net balance of the Participant's Account unless the Plan Committee directs the Trustee to retain the assets and pay them under the terms of this Plan as if no termination had occurred.



12.6 AMENDMENTS TO PLAN AND TRUST: At any time the Company, by action of its Board, or the Plan Committee may amend this Plan and Trust, provided that no amendment shall cause the Trust Fund to be diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries and provided further that the provisions of the Plan that satisfy the requirements of subparagraph (C)(2)(ii)(A) under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, shall not be amended more frequently than once every six months, unless otherwise necessary to comply with changes in the Code, ERISA, or the rules and regulations promulgated thereunder. No amendment shall decrease the vested interest of any Participant. If an amended vesting schedule is adopted, any Participant who has three or more years of service at the later of the date the amendment is adopted or becomes effective and who is disadvantaged by the amendment, may elect to remain under the Plan's prior vesting schedule. Such election must be made within a period established by the Plan Committee, in accordance with applicable regulations, and on a form provided by and delivered to the Plan Committee. No amendment to the Plan (including a change in the actuarial basis for determining optional benefits) shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. For purposes of this paragraph, a Plan amendment that has the effect of [a] eliminating or reducing an early retirement benefit or a retirement-type subsidy, or [b] eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment will be treated as reducing accrued benefits. No amendment shall discriminate in favor of Employees who are officers, shareholders, or Highly Compensated Employees. Notwithstanding anything in this Plan and Trust to the contrary, the Plan and Trust may be amended at any time to conform to the provisions and requirements of federal and state law with respect to Employees' trusts or any amendments to such laws or regulations or rulings issued pursuant to them. No such amendment shall be considered prejudicial to the interest of any Participant or Beneficiary under this Plan.

                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------



13.1 BENEFITS TO BE PROVIDED SOLELY FROM THE TRUST FUND: All benefits payable under this Plan shall be paid or provided solely from the Trust Fund, and no Employer assumes liability or responsibility for payment of benefits.



13.2 NOTICES FROM PARTICIPANTS TO BE FILED WITH PLAN COMMITTEE: Whenever provision is made in the Plan that a Participant may exercise any option or election or designate any Beneficiary, the action of each Participant shall be evidenced pursuant to procedures promulgated by the Plan Committee. If a form is furnished by the Plan Committee for such purpose, a Participant shall give written notice of his or her exercise of any option or election or of his or her designation of any Beneficiary on the form provided for such purpose. Any required written notice under this Plan shall not be effective until received by the Plan Committee. The Plan Committee may promulgate procedures, consistent with the requirements of ERISA and the Code, whereby paperless transactions and elections may be initiated by the Participants, such as for enrollment in the Plan, election changes, investment decisions, and other designations required under the Plan.



13.3 TEXT TO CONTROL: The headings of Articles and Sections are included solely for convenience of reference. If any conflict between any heading and the text of this Plan and Trust exists, the text shall control.



13.4 SEVERABILITY: If any provision of this Plan and Trust is illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Plan and Trust shall be construed and enforced as if such illegal or invalid provisions never had been inserted in the agreement.



13.5 JURISDICTION: This Plan shall be construed and administered under the laws of the State of Colorado when the laws of that jurisdiction are not in conflict with federal substantive law.



13.6  PLAN  FOR   EXCLUSIVE   BENEFIT   OF   PARTICIPANTS;   REVERSION
PROHIBITED: This Plan and Trust has been established for the exclusive benefit of the

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

Participants and their beneficiaries. Under no circumstances shall any funds contributed to or held by the Trustee at any time revert to or be used by or enjoyed by an Employer except to the extent permitted by Article IV.

     This Plan and Trust has been approved by the Board and is accepted by the Plan Committee, as duly authorized by the Board, and the Trustees as of the dates indicated below.



                                    By: __________________________________

                                    Title: _______________________________

                                    Date: ________________________________




                                    US BANK, N.A.


                                    By: __________________________________

                                    Title: _______________________________

                                    Date: ________________________________

                                  SUPPLEMENT A

                    TO THE LIBERTY MEDIA 401(K) SAVINGS PLAN

--------------------------------------------------------------------------------

                        SPECIAL PROVISIONS APPLICABLE TO

                  RESIDENTS TO THE COMMONWEALTH OF PUERTO RICO
--------------------------------------------------------------------------------

A-1. Purpose and Effect - The purpose of this Supplement is to amend the Liberty
     Media 401(k) Savings Plan ("the Plan") to comply with the requirements of Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code"). In the event of an amendment to the PR Code or enactment of a successor statute which replaces or renumbers a section of the PR Code referenced in this supplement, all such references shall automatically be renumbered or replaced, as applicable. The provisions of this Supplement shall be effective as of the original Effective Date of the Plan, and shall only apply to individuals who perform services for an Employer in Puerto Rico in an employer-employee relationship and who are bona fide residents of the Commonwealth of Puerto Rico ("Supplement A Employee"). This Supplement is intended to modify those sections of the Plan specifically mentioned herein. All other sections of the Plan not mentioned herein shall be applicable to a Supplement A Employee who is a Participant (a "Supplement A Participant") as fully as to all other Participants. Notwithstanding, references to a section of the Code for which there is an equivalent section in the PR Code shall be deemed made to the equivalent PR Code section.

A-2. Type of Plan - It is the intent of the Company that the portion of the Plan which is invested in Qualifying Employer Securities be treated as a stock bonus plan and the portion of the Plan which is not invested in Qualifying Employer Securities be treated as a profit sharing plan (as defined in the Regulations under the PR Code) which includes a qualified cash or deferred arrangement (as defined in PR Code Section 1165(e)).

A-3. Compensation - A Supplement A Participant's Compensation under Plan Section
     2.8 shall be determined by substituting all references to a section of the Code with the applicable reference to the PR Code, but only to the extent any items of income described in Plan Section 2.8 are includable in gross income under the PR Code.

A-4. Highly Compensated Employee - means any Supplement A Employee who is eligible to participate in the Plan and is more highly compensated than two-thirds of all other

     Supplement A Employees eligible to participate in the Plan and employed by the same legal entity.

A-5. Controlled Group - For purposes of paragraph A-8 of this Supplement,
     "Controlled Group" shall have the definition given it in PR Code Section 1028. For all other purposes it shall have the meaning given it elsewhere in the Plan.

A-6. Employee - A Supplement A Participant will be considered an Employee under
     Plan Section 2.10.

A-7. Salary Reduction Rules - Section 4.8[a] of the Plan is amended to read as follows:

          Subject to the rules of Section 4.1, an Employee eligible to participate in this Plan may elect to reduce his or her Compensation by an amount determined at his or her discretion but which may not exceed, in any event, the lesser of 10% of the Supplement A Participant's Compensation or $8,000, or such other amount as may be specified under the PR Code. If the Supplement A Participant participates in two or more plans, such plans shall be treated as if they were one for purposes of determining the amount of the limitations specified herein. In addition, annual salary reduction contributions by a Supplement A Participant who also contributes to an individual retirement account described in PR Code Section 1169 will be further limited to the extent required under the PR Code and its regulations. Amounts contributed by an Employer in excess of this limitation are referred to as "Puerto Rico Excess Elective Deferrals."

A-8. Limit on Actual Deferral Percentage - The limit on actual deferral percentage of Plan Section 4.8[d] shall be computed by substituting the terms "Highly Compensated Employees" and "all other Employees" for the terms "Highly Compensated Supplement A Participants" (as defined below) and "all other Supplement A Participants," respectively. For purposes of this paragraph, the term "Highly Compensated Supplement A Participant" means any Supplement A Employee who is eligible to participate in the Plan and is more highly compensated than two-thirds of all other Supplement A Employees eligible to participate in the Plan and employed by the same legal entity. All other Supplement A Employees are participants which are not "Highly Compensated Supplement A Participants."

     For purposes of this paragraph, the term "actual deferral percentage" shall have the same definition as under Plan Section 4.8[f] except that the Supplement A Participant's

     Compensation shall be the Compensation determined under Plan Section 2.8 as modified by paragraph A-3 of this Supplement.

     For purposes of this paragraph, if more than one plan providing a cash or deferred arrangement (within the meaning of PR Code Section 1165(e)) is maintained by the Employer or an Associated Company, the "actual deferral percentage" of any Highly Compensated Supplement A Participant who participates in more than one such plan or arrangement shall be determined as if all such arrangements were a single plan or arrangement. If two or more plans are aggregated for purposes of PR Code Sections 1165(a)(3) or 1165(a)(4), such plans shall be aggregated for purposes of determining the "actual deferral percentage" of Supplement A Participants as if all such plans were a single plan.

     Notwithstanding any provision of this Supplement, the determination of the "actual deferral percentage" of the Supplement A Participants shall satisfy such other requirements as may be prescribed by the Secretary of the Puerto Rico Department of the Treasury, including the provisions of PR Code
     Section 1165(e)(3) and the applicable PR Code regulations which are both incorporated herein by reference. In addition, to the extent permitted by the PR Code and its regulations, the Plan Administrator may elect to aggregate the members of the Controlled Group for purposes of determining compliance by the Plan with the actual deferral percentage test for PR Code
     Section 1165 and the determining of the Highly Compensated Supplement A Participants.

A-9. Adjustments to Comply with Contribution Limits - In the event that the limitations set forth in paragraphs A-7 and A-8 are not met, to the extent permitted by applicable law, the Plan Committee shall adjust either the salary reduction or the Employer Contributions pursuant to one or more of the options set forth in Plan Section 4.8[e], as determined by the Company. For purposes of Plan Section 4.8[e], the terms "Excess Elective Deferrals" and "Excess Employer Contributions" means the amounts contributed by Highly Compensated Supplement A Participants in excess of the limitations of Plan
     Section 4.8[a], as amended by paragraph A-7 of this Supplement, and in excess of the limitations of Plan Section 4.8[d], respectively.

A-10.Rollover Contributions - Contributions by a Supplement A Participant under
     Plan Section 4.7 are limited to amounts distributed from an employee retirement plan that is also qualified under PR Code Section 1165(a).

A-11.Rollover Withdrawals. Plan Section 7.6[e] will not be applicable to Supplement A Participants. Supplement A Participants may not make in-service withdrawals from their Rollover Account.

A-12.Eligible Rollover Distributions - For purposes of Plan Section 7.8[c][2] an "eligible retirement plan" also includes a qualified trust described in PR Code Section 1165(a) and an individual retirement account or annuity described in PR Code Sections 1169(a) and (b), respectively, that accepts the Supplement A Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan also includes an individual retirement account or annuity described in PR Code Sections 1169(a) and (b), respectively, that accepts the surviving spouse's eligible rollover distribution.

A-13.Employer Contributions - To the extent permissible under the Employer
     Retirement Income Security Act of 1974, as amended ("ERISA"), each contribution made by an Employer under the Plan for the benefit of a Supplement A Participant is expressly conditioned on the deductibility of such contribution under PR Code Section 1023(n) for the taxable year for which contributed, and on the initial qualification of the Plan under PR Code Sections 1165(a) and (e). If the Puerto Rico Department of the Treasury denies the Plan qualification or disallows the deduction, to the extent permissible under ERISA, such contributions shall be returned to the Employer within one (1) year after the Plan is denied qualification, or, to the extent the deduction is disallowed, such contributions shall be returned to the Employer within one (1) year after the disallowance of the deductions, respectively.

A.14 Time of Payment of Contributions - Notwithstanding the provisions of Plan
     Section 4.3, to the extent not otherwise limited by ERISA, contributions to the Plan by an Employer engaged in business in Puerto Rico shall be paid to the Trustee not later than the due date for filing its Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

A-15.Governing Law - With respect to Supplement A Participants, the Plan will be also governed and construed according to the PR Code, where such law is not in conflict with the applicable federal laws.